Exhibit (C)(8)(E)

DRAFT—PRELIMINARY VERSION

IMTrust | CREDICORP capital
BCP Capital | Correval | IM Trust

October 27, 2015
Strictly Private and Confidential

Preview of the Assessment of the Reorganization of Enersis S.A.

Prepared for the Enersis S.A. Board of Directors

enersis

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Important information This document has been prepared by IM Trust Asesorías Financieras, S.A. [IM Trust Financial Consultants, S. A.] (hereinafter “IM Trust”) at the request of the Board of Directors of Enersis S.A. (“Enersis” or the “Company”) for the exclusive and private use of the Company and its Board of Directors. The recommendations and conclusions of this document constitute the best opinion of IM Trust regarding the Reorganization of Enersis at the time of issuance of this document, considering the methodologies used for this purpose and the information that was available. This document’s conclusions may vary if additional or other background information were available. IM Trust shall be under no obligation to report such variations nor when the opinions or information contained in the document are modified. For the preparation of this document, IM Trust has based itself solely and exclusively on information provided by Enersis and public information, which IM Trust has assumed, without independent verification, to have complete and total integrity and accuracy. In this way, IM Trust assumes no responsibility with regard to the information reviewed nor the conclusions that may arise out of any error, inaccuracy and/or falsehood of such information. Likewise, the conclusions of the document may be based on assumptions that may be subject to significant uncertainties and economic and market contingencies, such as fl j ti ti t d i t t ti th f hi h b diffi lt t di t d f hi h ld b b dth h fE i th i Strictly Private and Confidential 2 flows, projections, estimates, and interpretations, the occurrence of which can be difficult to predict and many of which could even be beyond the reach of Enersis, so there is no certainty at all about the degree of fulfillment of such assumptions. Under no circumstances may the use or incorporation of such flows, projections or estimates be considered as a representation, warranty, or prediction by IM Trust regarding their occurrence, nor of the assumptions that underlie them.

DRAFT—PRELIMINARY VERSION

Contents

IMTrust | CREDICORP capital

1.	Assessment Framework and Strategic Rationale of the Reorganization	4
2.	Impact of the Reorganization on the Market Value of Enersis	7
i.	Holding Company Discount Considerations	7
ii.	Liquidity Considerations	18
iii.	Risk Rating Considerations	23
3.	Cash flow impacts of the Reorganization on the Value of Enersis	28
i.	Impacts on EBITDA	28
ii.	Tax impacts	32
iii.	Transaction Costs (One-Off)	35
iv.	Summary	37
4.	Estimate of Exchange Ratios in the Merger at ENI Américas	39
i.	Exchange Ratios According to Appraisal by Discounted Cash Flows	41
ii.	Exchange Ratio According to Appraisal by Multiples and Market Capitalization	46
iii.	Exchange Ratio Adjustments due to Reorganization Cost Disproportionality	51
iv.	Conclusions about the exchange ratios	53
5.	Attachments	56

Strictly Private and Confidential 3

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ASSESSMENT FRAMEWORK AND STRATEGIC RATIONALE OF THE REORGANIZATION 1 Strictly Private and Confidential 4

DRAFT—PRELIMINARY VERSION

Assessment Framework

IMTrust | CREDICORP capital

Reorganization Strategic Rationale

- Simplification of the Shareholder Structure
- Business Model
- Efficiencies plan

Impact of the Reorganization on the Market Value of Enersis

Stock Market and Market Factors

- Holding Company Discount
- Liquidity
- Cost of Debt

Cash flow impacts of the reorganization on the Value of Enersis

Cash Flow Factors

- Impacts on EBITDA
- Tax Impact
- Transaction Costs

Opinion on the Terms of the Merger

1. Valuations:
   i. ENI Américas
   ii. EOC Américas
   iii. Chilectra Américas
2. Merger Exchange Ratios

- Discounted Cash Flow
- Market quotes and comparable entities

Risks of the Reorganization

Risks of Execution

- Probability that the division is executed and the merger is not implemented or delayed.
  - Nonapproval of the JEA
  - Withdrawal greater than established conditions permit
  - Risk of legal proceedings or excessive delay of regulatory approvals (if any are required)

Risk of Rating Fall

- Probability that some of the divided companies lose their investment grade status

Strictly Private and Confidential 5

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Reorganization Strategic Rationale Simplification of • The shareholder structure and management of ENI has been growing more complex over time with cross-ownerships between different Group corporations. The proposed Reorganization pursues the ordering of the shareholder structure and its administration • Separation into companies with different growth, investment, and dividend offerings could p result in attracting to each of them new investors and the Shareholder Structure potentially reduce the gaps in valuation compared to its comparables • The reduction of holding company administration costs and better organization of the structure, bringing the operational branches to the shareholders, could reduce to some extent the historical holding company discount that ENI has had. • The Reorganization involves certain risks of execution and rating fall that could make the Reorganization very onerous and inconvenient B i M d l • It’s only natural that the organization’s structural model will be used as a control device by the controlling shareholder and referred to industrialist or the operator. In this case, Enel has a preference for a model organized primarily by geographic market • From our assessment, a predominantly organizational model does not arise among the major integrated electric power companies, with models organized geographically or by business coexisting. Among foreign multinationals operating in Chile and LatAm, it is most common for each country to report directly to the head office • From the point of view of simplification and discount reduction, the division of Chile is understandable, but the rationale of keeping the Business Model p p , , p g rest of the countries grouped is less self-evident for a holding company based in Chile • From the point of similarity and market dynamics, it could also be logical to separate Brazil or leave Chile, Peru and Colombia together, or directly deepen the division and have each market depend directly on Enel. • Notwithstanding the forgoing, it is important that the controlling shareholder and the Directorate of ENI diminish uncertainty and clearly communicate to the market what the final and desired design is for the Reorganization and include the potential future steps and the necessary conditions so that these take place Efficiencies Plan • In conjunction with the Reorganization, the Company has presented an efficiencies plan mainly at the level of the holdings’ operating costs and administration expenses • The efficiencies plan presented to the Directorate with significant savings and that would be attainable from the year 2019 • The efficiencies plan considers savings at the level of the holdings units that would occur directly in relation to the Reorganization as Strictly Private and Confidential 6 well as at the operational level in which the Reorganization would act as catalyst of these savings. • For the purposes of this assessment, only the portion of these savings directly attributable to the Reorganization has been considered, as described later in this report

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION IMPACT OF THE REORGANIZATION ON THE MARKET VALUE OF ENERSIS i. Holding Company Discount Considerations Strictly Private and Confidential 7 2

DRAFT—PRELIMINARY VERSION

Enersis Stock Market Situation

Ever since the capital increase, ENI has had a cumulative yield of 15% on the IPSA and 16% above the average of other integrated electric power companies in LatAm.

Ever since the announcement of the Reorganization, the return of ENI has been in line with the IPSA and the markets where it operates

Evolution of ENI's share price[1]



240
210
180
150
120
4/21/2015
Reorganization announcement
CLP 217.7
3/26/2013
Capital increase
CLP 182.0
10/21/2015
Closing price
CLP 183.9
1/29/2014
Minimum price, last three years (U3A)
CLP 144.0
oct-12 abr-13 oct-13 abr-14 oct-14 abr-15
110
100
90
80
70
60
84,5 ENI
84,3 IPSA
79,8 MERVAL
78,3 IGBVL
78,1 COLCAP
67,3 BOVESPA
abr-15 ago-15

ENI's Return with Respect to Comparable Entities in LatAm and the IPSA



140
120
100
80
60
40
mar-13
sep-13
mar-14
sep-14
mar-15
sep-15
131,3
122,3
COPEL 113,0
105,9
105,6
101,0
98,4
90,7
88,7
IPSA 86,3
76,1
58,6
CEMIG 49,4

EV/EBITDA and Price/Earnings 2015E

	EV/EBITDA	P/U
Promedio (ex. ENI)	7.3 x	18.6 x
Mediana (ex. ENI)	6.6 x	14.7 x



EV / EBITDA
P / U
6.3x
11.9x
9.8x
17.4x
6.0x
11.9x
4.6x
3.8x
6.6x
7.2x
9.2x
21.0x
7.9x
59.1x
6.6x
14.7x
enersis
CPFL
CEMIG
COPEL
CELSIA
Pampa Energía
Brazil
Colombia
Arg.

Discount Between Target and Actual Price[2]



19.2%
25.4%
13.9%
40.8%
20.0%
6.7%
37.9%
enersis
CPFL
CEMIG
COPEL
CELSIA
Brazil
Colombia

(1) The return of each of the indicators considers variations in exchange rate of the local currency vs. USD on a percent basis. For Argentina, the blue chip swap rate for the dollar was assumed

(2) Target price assumes the average target price over twelve months of the think tanks with recommendations within the last three months

Source: +Bloomberg, Capital IQ and IM Trust. Data as of October 21, 2015

Strictly Private and Confidential 8

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Electric Power Sector Multiples in LatAm Used as References for the Valuation les EBITDA 9.5x 11.7x 10.6x 6.7x 5.1x 4.1x 9.6x 9.1x n.d. 7.1x 3.3x 2.5x 8.2x 10.9x 9.3x 6.5x 6.2x 8.0x 6.8x 9.6x n.d. 6.3x 3.3x 1.9x 2015E x: Trading Multip arnings EV / E 2016E 17.6x 19.3x 21.4x 16.7x 8.0x 6.6x 19.7x 17.6x 12.3x 10.0x 11.6x 6.6x 13.2x 18.1x 16.8x 21.2x 10.2x 13.5x 12.1x 19.2x 9.2x 8.4x 5.8x 2015E Gx Price / E n.d. 2016E EV / EBITDA g Multiples (1) n.d. 11.0x 4.9x 10.9x 7.2x 6.2x 6.0x n.d. 10.6x 4.4x 9.1x 5.6x 5.9x 5.7x 2015E 2016E Dx: Trading Price / Earnings (1) n.d. 17.1x 7.8x 22.0x 7.5x 9.1x 10.3x n.d. 16.2 x 6.2 x 11.8 x 6.6 x 8.6 x 7.1 x 2015E 2016E Strictly Private and Confidential 9             Source: Capital IQ, Enersis and IM Trust. Data as of October 21, 2015 (1) For purposes of valuation by multiples and in consideration of other previous transactions involving electric power Dx companies, the following multiples were used for Chilectra: 2015E EV/EBITDA of 10.5x, 2016E EV/EBITDA of 10.0x, 2015E Price/Earnings 16.0x and 2016E Price/Earnings of 15.5x

DRAFT—PRELIMINARY VERSION Imtrust credicorpcapital bcp capital corrival im trust Multiples Used for the Valuation and Companies Valued According to their Market Capitalization With exception of companies that were valued according to their stock market capitalization (see box to the lower right), the rest of companies have been valued according to the market multiples shown below 2015E 2016E 2015E 2016E EV/EBITDA Precio/Utilidad 2015E 2016E 2015E 2016E Price/Earnings EV/EBITDA PPrirceec/iEoa/Urntiilnidgasd Negocio de generación 2.9x 2.6x 9.1x 7.1x 2.9x 2.6x 9.1x 7.1x 2.9x 2.6x 9.1x 7.1x 6.3x 7.0x 11.4x 12.0x Mediana 5.1x 6.8x 8.0x 12.1x 5.1x 6.8x 8.0x 12.1x 9 7x 8 7x 18 7x 17 4x Brasil Argentina Negocio de transmisión 5.1x 4.4x 22.0x 17.3x 5.1x 4.4x 22.0x 17.3x 5.1x 4.4x 22.0x 17.3x 11.2x 9.3x 12.9x 9.7x 7.9x 8.2x 13.9x 10.0x 7.9x 8.2x 13.9x 10.0x 8 1x 8 7x 12 8x 9 3x Argentina Brasil Average Median Multiple used Average Median Multiple used Average Average Average Median Multiple used Average Median Multiple used Generation business Transmissionion business 9.7x 8.7x 18.7x 17.4x 10.1x 8.8x 18.4x 17.5x 10.1x 8.8x 18.4x 17.5x 9.1x 9.6x 17.6x 19.2x 9.1x 9.6x 17.6x 19.2x 9.1x 9.6x 17.6x 19.2x 7.1x 6.3x 11.2x 9.2x 7.1x 6.3x 11.2x 9.2x 7.1x 6.3x 11.2x 9.2x Colombia Chile Perú 8.1x 8.7x 12.8x 9.3x 8.1x 8.7x 12.8x 9.3x 8.1x 8.7x 12.8x 9.3x Negocio transporte de gas 5.1x 4.6x 12.1x 7.9x 5.2x 4.4x 11.1x 8.1x 5.2x 4.4x 11.1x 8.1x LatAm MILA g Median Multiple used Average Median Multiple used Average Median Multiple used Average Median Multiple used Median Multiple used Gas transportation business Company ENI Participation(4) EOC Participation(4) Chilectra Participation(4) Endesa 45 4% 75 7% 0 0% Negocio de distribución Companies valued according to their market capitalization(3) 6.0x 5.7x 10.3x 7.1x 6.0x 5.7x 10.3x 7.1x 6.0x 5.7x 10.3x 7.1x 7.7x 6.4x 12.4x 8.2x 7.2x 5.6x 7.8x 6.6x 7.2x 5.6x 7.8x 6.6x 11 0x 10 6x 17 1x 16 2x Brasil Argentina Average Median Multiple used Average Average Median Multiple used Distribution business Costanera 45.4% 75.7% 0.0% Coelce 64.9% 21.9% 6.6% Ampla Energía 92.0% 17.4% 36.6% Edegel 58.6% 62.5% 0.0% Edelnor 75.5% 0.0% 15.6% 11.0x 10.6x 17.1x 16.2x 11.0x 10.6x 17.1x 16.2x (1) 10.5x 10,0x 16.0x 15.5x NA NA NA NA NA NA NA NA (2) 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x Perú Colombia Chile Average Median Multiple used Average Median Multiple used Median Multiple used Strictly Private and Confidential 10             Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015 (1) For purposes of valuation by multiples and in consideration of other previous transactions involving electric power Dx companies, the following multiples were used for Chilectra: 2015E EV/EBITDA of 10.5x, 2016E EV/EBITDA of 10.0x, 2015E Price/Earnings 16.0x and 2016E Price/Earnings of 15.5x (2) Considering that there are no listed companies in Colombia devoted solely to distribution, the average of Chile and Peru’s multiples was considered for the valuation of distribution assets in Colombia. (3) Empresa Eléctrica Pehuenche not was valued according to its market capitalization, given the low liquidity of said company (4) Considers direct and indirect participation

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Preliminary Valuation According to ENI, EOC and Chilectra Market Criteria Equity Valuation by Sum of Parts (Millions of USD)(1) Value by Business(2) Valuation according to the trading multiples of comparable companies and market capitalization of listed and liquid subsidiaries, made based on Company projections Enersis Gx 57% D Tx 2% 47% 4% 16% 17% 13% 2% 20% 7,838 643 2,664 2,896 2,109 408 16,558 13,194 Dx 41% 68% 2% 8% 10% 11% Dx Tx 2% 10% 904 1,219 1,352 11,809 10,573 Holding in Chile + Funds Market Capitalization Endesa Chile Gx 95% 8,053 280 3% Market Capitalization Chilectra 72% 5% 14% 6% 3% Gx 3% Tx 1% 22% 2,969 203 570 229 144 4,115 3,216 Strictly Private and Confidential 11             (1) Valuation made based on Year 2015 and 2016 results projected by ENI’s management (2) Considering the value of the generation (Gx), distribution (Dx) and transmission (Tx) businesses. Not considering the valuation of the holding companies and corporations in markets other than the aforementioned Dx 96% Market Capitalization

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ENI, EOC and Chilectra Holding Company Discount • Enersis’ holding company discount is estimated at 20% • 22% would come from EOC’s discount ENI Holding Company Discount (Millions of USD) 16,558 741 891 1 732 • 26% would come from Chilectra’s discount • The holding company discount could be generated by the following factors, among others: i. Structural subordination to the cash flows 1,732 13,194 20% Descuento implícito total 1236 x 60% 899 x 99% Total: USD 3 365 millones Total implicit discount 22% Total: USD 3.614 million generated by the operating subsidiaries ii. Conglomerate effect: diversification of assets not necessarily desired by investors iii. Direct access to operating subsidiaries listed at the stock exchange with relevant Valorización por múltiplos @ CLP 231 p.a. Descuento implícito de EOC Descuento implícito de Chilectra Otros descuentos Capitalización de mercado actual @ CLP 184 p.a. 3.365 Valuation by multiples @ CLP 231 p.a. Implicit EOC discount Implicit Chilecta discount Other discounts Current market capitalization @ CLP 184 p.a. liquidity iv. Complexity of the holding company structure and of decision making v. Difference in relative liquidity between the EOC Holding Company Discount (Millions of USD) Chilectra Holding Company Discount (Millions of USD) 11,809 1,236 10,573 10% holding corporation and its listed subsidiaries Valorización por Descuento Capitalización de 4,115 899 3,216 Descuento Capitalización 22% Current Implicit Current market Current market Implicit Current market Strictly Private and Confidential 12             USDCLP exchange rate assumed to be 684.2 múltiplos @ CLP 985 p.a. implícito mercado actual @ CLP 882 p.a. Valorización por múltiplos @ CLP 2.447 p.a. implícito de mercado actual @ 1.912 p.a. market capitalization @ CLP 985 p.a. p discount capitalization @ CLP 882 p.a. capitalization @ 2,447 p.a. p discount capitalization @ CLP 1,912 p.a.

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ENI, EOC and Chilectra Holding Company Discount in the Context of the Chilean Market Holding Companies in Chile with Underlying Assets Listed on Exchange(1) Current Holding Company Discounts in Chile and those of ENI, EOC and Chilectra Enersis’ holding company discount would be in the range for holding company discounts in Chile, which range from IAM (holding company with low diversification and complexity) up to Quiñenco and Antarchile (highly diversified and complex holding companies) Holding Corporation Underlying asset(s) listed on stock exchange Antarchile Copec, Colbún Almendral Entel the Stock Exchange 20% 22% 25% 29% 33% 40% 29% Mediana ex ENI, EOC y Chilectra Median ex?ENI, EOC and Chilectra 29% IAM Aguas Andinas Quiñenco Banco de Chile, CSAV, CCU, SAAM, Techpack Campos Chilenos(2) Iansa (2) 10% 12% EOC IAM ENI Chilectra Almendral Campos Chilenos Quiñenco Antarchile Evolution of Holding Company Discounts in Chile from 2012 to the Present 50% 60% Campos Chilenos Antarchile Almendral IAM Quiñenco Prom. Max. Mín. Actual Campos Chilenos(2) 36% 46% 9% 29% (2) Ave. Min. Current 10% 20% 30% 40% 40% 33% 25% 12% 29% Antarchile 40% 45% 33% 40% Almendral 20% 29% 9% 25% IAM 13% 37% 3% 12% Quiñenco 37% 49% 23% 33% Promedio 29% 41% 16% 28% Mediana 36% 45% 9% 29% Average Median Strictly Private and Confidential 13             Source: IM Trust, Bloomberg and SVS. Data as of October 21, 2015 (1) The following was not considered in the assessment of the holding companies: Pampa Calichera (parent company of SQM) and Invercap (parent company of CAP), due to recent great variation in market valuations (2) The current discount considers the discount as of the day of the announcement of the ED & F Man OPA by Empresas Iansa and Inversiones Campos Chilenos (June 22, 2015) 0% 2012 2013 2014 2015

DRAFT—PRELIMINARY VERSION

Source of Decrease of Holding Company Discount: Possible Market Revaluations

IMTrust | CREDICORP capital

There could be a space for the decrease of the ENI holding company discount because of a potential revaluation effect of EOC Chile and Chilectra Chile, as long as they reach multiples of comparable companies that have different rates and growth strategies

ENI Chile

Potential discount similar to IAM (12%)

EOC Chile

- ✓ Operating company
- ✓ Pure play Gx
- ✓ Pure play in Chile
- ✓ Relevant float
- ✓ Chilean Gx companies with relevant liquidity

Chilectra Chile

- ✓ Operating company
- ✓ Pure play Dx
- ✓ Pure play in Chile
- ✓ Reduced float
- There are no listed Chilean Dx companies; Main entity of reference: Aguas Andinas

ENI Américas

Chilectra Américas	ENI Américas

Potential discount similar to ENI (20%)

- Holding company
- Integrated Gx and Dx company
- Exposure to four markets
- ✓ Relevant float
- ✓ Gx and Dx companies with liquidity in LatAm


Others3%
47% Gx
EBITDA(1) 2015E
50% Dx
24%
11%
EBITDA(1) 2015E
35%
30%

- EOC Chile and Chilectra Chile could have a revaluation effect to the extent that the market perceives a level of growth and future return at the levels of their comparable entities

- A revaluation effect would not expected at ENI Americas, as a holding company with exposure to different markets and businesses (Gx and Dx)

- **The potential savings, expressed as a reduction of the ENI holding company discount, would be conditioned to the following:**
  - **EOC Chile and Chilectra Chile's valuation by market multiples coming closer to the valuations of their comparable entities in Chile**
  - **ENI Chile reaching a discount of 12%, to the extent that it becomes a light holding company with a clear and defined dividend policy**
  - **ENI Américas maintaining a discount similar to ENI's current levels (20%)**

Source: Flows submitted by the Company and IM Trust
(1) The proportional EBTDA is considered

Strictly Private and Confidential 14

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Assessment on the Revaluation Space in EOC and Chilectra Possible Revaluation Space at EOC Possible Revaluation Space at Chilectra EOC and Chilectra would have a revaluation space up to a maximum of US$473 million and US$671 million, respectively Cifras en USD millones EOC Chile EOC Américas Cifras en USD millones Chilectra Chile Chilectra Américas Valor patrimonio según valorización preliminar (página 16) 8,054 3,755 Valor patrimonio según valorización preliminar (página 16) 2,991 1,124 Descuento de holding potencial 0% 20% Descuento de holding potencial 0% 20% FiFgiguureress i nin UmSiDlli omnsil loiof nUsSD Figures in millions of USD Net worth according to preliminary valuation (page 16) Net worth according to preliminary valuation (page 16) Discount for potential holding Discount for potential holding Valor patrimonio post descuento de holding potencial 8,054 2,992 Valor patrimonio post descuento de holding potencial 2,991 896 Valor patrimonio EOC con descuento de holding potencial Valor patrimonio Chilectra con descuento de holding potencial Capitalización de mercado actual de EOC Capitalización de mercado actual de Chilectra 3,886 3,216 11,046 10,573 Post?discount net worth for potential holding Post?discount net worth for potential holding Chilectra net worth with discount for potential holding EOC net worth with discount for potential holding EOC current market capitalization Chilectra current market capitalization 6% Descuento implícito 22% Descuento implícito Valor adicional potencial Valor adicional potencial Valor adicional potencial (% sobre capitalización de mercado actual) Valor adicional potencial (% sobre capitalización de mercado actual) 671 20.9% 473 4.5% 6% Descuento implícito 10% Descuento implícito Additional potential value Additional potential value Additional potential value (% above current market capitalization Additional potential value (% above current market capitalization 899 671 228 Descuento de holding Potencial ahorro Descuento de holding con potencial ahorro 1,236 473 763 Descuento de holding Potencial ahorro Descuento de holding con potencial ahorro Holding discount Holding discount Potential savings Potential savings Holding discount with potential savings Holding discount with potential savings Strictly Private and Confidential 15             USDCLP exchange rate assumed to be 682.4 It is assumed that EOC Chile and Chilectra Chile could potentially be valued by the market up to their theoretical values by market multiples For EOC Américas and Chilectra Américas, it is assumed that their assets are contributed to ENI Américas, maintaining a holding company discount that could potentially not be smaller than ENI’s current discount

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Space of Decrease of the ENI Holding Company Discount The space for reduction of the ENI holding discount could be up to US$624 million, subject to (i) EOC Chile and Chilectra Chile approaching the multiples of local comparables, (ii) ENI Chile becoming an efficient holding company with a clear dividend policy, and (iii) ENI Américas’ discount not exceeding ENI’s current one 1 Bottom-up assessment: ENI’s holding company discount according to potential savings due to revaluation of EOC and Chilectra (Millions of USD) • ENI could reduce its holding company discount up to the lesser of both discounts calculated with 6,3% the two mechanisms % sobre cap. de mercado de ENI 3,365 250 585 473 x 60% x (1-12%) 2,530 835 • Up to US$624 billion Potencial aho rro en el descuento de holding de ENI The potential holding company discount applies, at the IAM level Holding company discounts in Chile Descuento de holding actual de ENI Potencial ahorro por EOC Potencial ahorro por Chilectra Descuento de ENI con potencial ahorro de EOC y Chilectra 671 x 99% x (1-12%) Potential savings for EOC Discount for current ENI holding ENI discount with potential savings from EOC Potential savings for Chilectra Potential savings in the ENI holding discount Top-down assessment: ENI holding company discount according to potential ENI Chile (12%) and ENI Américas (20%) discounts (Millions of USD) Potential discount at ENI(1) 29% 33% 40% Campos Quiñenco Antarchile Difference between the current and potential discount 2 10,609 10,609 x 20% x % de ENI en ENI A é i and Chilectra 17% 25% ENI combinado Almendral Chilenos 6,570 8,453 892 1,848 7,462 , 892 2,740 3,365 1,848 7,462 x 12% Américas 624 4.7% % sobre cap. de mercado de ENI Strictly Private and Confidential 16 IAM 12%             (1) For ENI Chile a potential discount of 12% is assumed (based on IAM’s level of discount) and for ENI Américas, a holding discount of 20% is assumed (based on the current ENI discount level) Valorización ENI Chile Valorización ENI Américas Descuento potencial por ENI Chile Descuento potencial por ENI Américas Descuento potencial de holding de ENI Descuento de holding actual de ENI Potencial ahorro en el descuento de holding de ENI Potential savings in the ENI holding discount Actual discount for ENI holding Valuation ENI Chile Valuation ENI Américas Potential discount for ENI Chile Potential discount for ENI América Potential discount for ENI holding

DRAFT—PRELIMINARY VERSION

Sensitivity of the potential saving (loss of savings) in the ENI holding company discount

IMTrust | CREDICORP capital

Sensitivity by ENI Américas and Chile ENI holding company discount

Figures in millions of USD		Holding discount in ENI Américas		
		20%	23%	25%
Potential discount in ENI Chile	12%	624	411	199
	16%	312	99	-114
	20%	0	-213	-426

Sensitivity by ENI Américas holding company discount and convergence of EOC Chile and Chilectra Chile to comparable entities

Figures in millions of USD		Holding discount in ENI Américas		
		20%	23%	25%
Convergence od EOC Chile and Chilectra Chile by comparables	100%	624	411	199
	50%	417	205	-8
	0%	0	-213	-426

Sensitivity by ENI Chile holding company discount and convergence of EOC Chile and Chilectra Chile to comparable entities

Figures in millions of USD		Descuento potencial en ENI Chile		
		12%	16%	20%
Convergence of EOC Chile and Chilectra Chile by comparables	100%	624	312	0
	50%	417	312	0
	0%	0	0	0

Strictly Private and Confidential 17

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION IMPACT OF THE REORGANIZATION ON THE MARKET VALUE OF ENERSIS ii. Liquidity Considerations Strictly Private and Confidential 18

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Preliminary Pro Forma Valuation According to Market Criteria of New Corporations Allocation of Operacional(1) % (a1)signación Aum. capital(2) Total ENI Individual 197 100% 1,298 1,495 361 -1,134 Chil 83 42% 83 83 Deuda financiera neta Cifras en USD millones Deuda financiera(3) CCasahja Operational(1) allocation Capital inc.(2) Financial debt(3) Net financial debt Figures in USD millions Cash and Debt in the Reorganization (As Reported by ENI’s Chile — -Américas 114 58% 1,298 1,412 361 -1,051 EOC Individual 93 100%—93 1,303 1,210 Chile 61 66%—61 1,303 1,242 Américas 32 34%—32 —32 Administration) Preliminary Valuation by Sum of Assets’ Parts, not Incorporating Potential Holding Company Discounts (USD) Chilectra 24 100%—24 —24 Chile 15 63%—15 —15 Américas 9 37%—9 —9 Preliminary Valuation of New Reorganization • Valuation by multiples and market capitalization of listed subsidiaries based on projections submitted by the Millions of 7,462 8,054 2,991 10,609 Vehicles Company • Appraisal does not considered tax impacts, synergies and one-off costs that result from the Reorganization (4) (4) ENI Chile EOC Chile Chilectra Chile ENI Américas post fusión Free float (%) 39% 40% 1% 48% Free float sin potenciales descuentos ( USD mm) 2,939 3,223 27 5,095 Strictly Private and Confidential 19             (1) Source: Enersis. Data as of June 2015. Allocation of cash, defined by ENI’s administration, according to the average valuation of assets in Chile and the Americas from different think tanks (Larrain Vial (Nov. ‘14), CorpResearch (Dec.‘14), Credicorp Capital (Apr. ‘15) and Citibank (Apr. ‘15)) (2) Considers the cash to June 2015 originated from the capital increase at Enersis in 2013 (3) Source: Enersis. Data as of June 2015. (4) ENI holding company costs were assigned based on information provided by the Company )

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Liquidity Perspective of Enersis and Endesa Chile in the Chilean Market Liquidity of Leading Companies in Chile(2) According to ENI Américas, ENI Chile and EOC Chile’s pro forma estimates, said companies could be among the 15 companies with greatest market float in Chile, showing reasonable ADTV(1) levels for the Chilean market FALABELLA LAN CENCOSUD CORPBANCA ECL BCI CHILE 20,0 25,0 30,0 edio UDM (pbs) EOC Chile (pro forma) ENI Chile (pro forma) ENI Américas (pro forma) 15 0 25.0 30.0 20.0 AGUAS-A BSANTANDER ENERSIS CCU ENDESA AESGENER CMPC COLBUN SQM-B COPEC QUINENCO SM-CHILE B 0,0 5,0 10,0 15,0 0 1.000 2.000 3.000 4.000 5.000 6.000 TV/Float prome 1,000 2,000 3,000 4,000 5,000 6,000 0.0 5.0 15.0 10.0 Free float (USD mm) Liquidity Based on the Float and ADTV (Millions of USD) of Leading Firms in Chile(3) 26,9 12,8 23,1 12,6 12,8 22,4 16,8 8,0 13,8 9,7 12,6 19,0 10,9 12,8 16,7 14,4 9,6 11,6 10,6 16,2 5,3 6,0 2,8 ADTV (USD mm) ADTV UDM / Float (bps) 26.9 12.8 23.1 12.6 12.8 22.4 16.8 8.0 13.8 9.7 12.6 12.8 16.7 14.4 9.6 11.6 10.6 16.2 5.3 6.0 2.8 , , , , , , 19.0 10.9 8,4 7,3 5,8 5,5 5,2 4,7 4,2 4,2 4,1 3,7 3,6 3,3 3,0 3,0 2,8 2,3 2,3 1,7 1,3 1,1 0,8 0,4 0,4 FALABELLA ENERSIS CENCOSUD ENDESA ENI Américas LAN CHILE COPEC SANTANDER SQM-B EOC Chile CORPBANCA CMPC ENI Chile BCI AGUAS-A COLBUN CCU AESGENER ECL SM-CHILE B QUINENCO ANTARCHILE 8.4 7.3 5.8 5.5 5.2 4.7 4.2 4.2 4.41.1 33.67 3.3 3.0 3.0 2.8 2.3 2.3 1.7 1.3 1.1 0.8 0.4 0.4 3.7 Strictly Private and Confidential 20             Source: Bloomberg. Data as of October 21, 2015 USDCLP exchange rate: 684.2 (1) Average Daily Trading Volume (2) The size of the circle represents the market capitalization. In order to make the calculations in a conservative way, ENI’s current discount (20%) was assumed for ENI Chile and ENI Américas and for EOC Chile the existing EOC discount (10%) was assumed (3) To calculate the new companies’ (ENI Americas, ENI Chile and EOC Chile) ADTV, the preliminary valuation of the companies was assumed, and it was assumed that the companies’ ADTV/Float would be the same as Enersis’ and Endesa’s, as the case may be E BS C A

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ENI’s and EOC Chile’s Liquidity Perspective in Relation to LatAm Electric Power Companies Liquidity of Enersis and Endesa Chile in Relation to Comparable Companies(2) Considering electric power utilities in LatAm and the levels of float and ADTV(1) that ENI Américas, ENI Chile, and Chile EOC could have, based on pro forma estimates, at these levels of liquidity no correlation between liquidity and valuation by multiples is observed EDP Brasil) CPFL EEB 9,0x 12,0x 15,0x 18,0x DA 2015E AESGENER COLBUN ECL TRACTEBEL ENERSUR ENDESA 9,0x 12,0x 15,0x DA 2015E EOC Chile (pro forma) ENI Chile (pro forma) ENI Américas (pro forma) 9.0 12.0 15.0 9.0 12.0 15.0 18.0 ( as ) CEMIG COPEL ENERSIS CELSIA 0,0x 3,0x 6,0x 0,0 3,0 6,0 9,0 12,0 15,0 EV/EBITD CESP AES TIETE EDEGEL 0,0x 3,0x 6,0x 0,0 2,0 4,0 6,0 8,0 10,0 EV/EBITD 0.0 2.0 4.0 6.0 8.0 10.0 0.0 3.0 6.0 0.0 3.0 6.0 0.0 3.0 6.0 9.0 12.0 15.0 ADTV UDM (USD millones) ADTV UDM (USD millones) Liquidity Based on the Float and ADTV (Millions of USD) of Leading Electric Power Companies(3) 13 9 36,3 52,9 38,1 39,8 12,8 34,0 80,7 12,6 12,8 18,4 12,6 38,7 12,8 9,6 20,0 10,6 16,2 12,1 6,2 3,6 3,1 ADTV (USD mm) ADTV UDM / Float 36.3 12.6 12.8 18.4 12.6 38.7 12.8 9.6 20.0 10.6 16.2 12.1 6.2 3.1 13 9 52.9 38.1 39.8 12.8 34.0 80.7 3.6 13,9 8,7 7,9 7,5 7,3 6,0 6,0 5,5 5,2 4,1 3,6 3,6 3,0 2,3 1,4 1,3 1,1 1,0 0,3 0,3 0,1 CEMIG CESP TRACTEBEL CPFL ENERSIS COPEL EDP (Brasil) ENDESA ENI Américas LETROBRAS EOC Chile AES TIETE ENI Chile COLBUN ISAGEN AESGENER ECL EEB CELSIA ENERSUR EDEGEL 0.4 3.1 3.0 2.3 1.4 1.3 1.1 1.0 0.3 0.3 5.5 5.2 4.1 3.6 3.6 13.9 8.7 7.9 7.5 7.3 6.0 6.0 5.5 Strictly Private and Confidential             Source: Bloomberg. Data as of October 21, 2015 USDCLP exchange rate: 684.2 (1) Average Daily Trading Volume (2) The size of the circle represents the market capitalization. In order to make the calculations in a conservative way, ENI’s current discount (20%) was assumed for ENI Chile and ENI Américas and for EOC Chile the existing EOC discount (10%) was assumed (3) To calculate the new companies’ (ENI Americas, ENI Chile and EOC Chile) ADTV, the preliminary valuation of the companies was assumed, and it was assumed that the companies’ ADTV/Float would be the same as Enersis’ and Endesa’s, as the case may be 21 T E EL

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Main Stock Market Indexes that ENI and EOC are on Indexes Description ENI relative % EOC relative % According to preliminary pro forma estimates by ENI Américas, ENI Chile and EOC Chile, it would not be expected that said companies would no longer be rated in the main indexes where ENI and EOC are currently included p • IPSA • IGPA • INTER-10 • LARGE • 40 most liquid Chilean shares • Most liquid Chilean shares MTA(1)> 10,000 UF • 10 shares with greatest MTPA(2) that have ADRs • Shares 9.23% 8.02% 20.72% 12 87% 7.30% 6.35% 16.40% IGPA 10 19% • Utilities which group together 70% of the market cap of the IGPA • Liquid shares with 50% or more of their assets in the utilities sector 12.87% 32.60% • Emerging • Most liquid shares with greatest stock market capitalization (large and mid cap) 0 16% 10.19% 25.81% 0 12% •Latin America 40 • 40 shares with greatest stock market capitalization in Latin America 1.75% 1.42% • Chile-65 • 65 liquid shares with greatest stock market capitalization in Chile 6.96% 8.27% Markets • Emerging Markets IMI • Emerging Markets Value (IMI) • Emerging Markets Large Cap in emerging markets • Most liquid shares with greatest stock market capitalization (large, mid and small cap) in emerging markets • Most liquid “Value” shares with greatest stock market capitalization (large and mid cap) in emerging markets • Most liquid shares with greatest stock market capitalization (large cap) in emerging 0.16% 0.14% 0.32% 0.19% 0.12% 0.10% 0.08% markets 0.14% • Emerging Markets Latin America • Chile (IMI) • Most liquid shares with greatest stock market capitalization (large and mid cap) in Latin America • Most liquid shares with greatest stock market capitalization (large and mid cap) in Chile 1.17% 12.84% • Emerging Markets Utilities • Most liquid shares with greatest stock market capitalization (large and mid cap) in the utilities sector in emerging markets 4.81% 0.85% 9.35% 3.50% Strictly Private and Confidential             (1) Annual traded amount; (2) Weighted annual traded amount; (3) Research Affiliates Fundamental Index (sales, cash flow, dividends, book value) Source: FTSE, MSCI, Santiago Stock Exchange, Electronic Stock Exchange, ETFDB and Bloomberg Note: The ETF ILF from the “Latin America 40” index was used for the weightings 22 • FTSE RAFI Emerging (QSR) • 350 shares with greatest RAFI(3) in emerging markets 0.25% g g 0.15%

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION IMPACT OF THE REORGANIZATION ON THE MARKET VALUE OF ENERSIS iii. Risk Rating Considerations Strictly Private and Confidential 23

DRAFT—PRELIMINARY VERSION

Considerations on the rating of international pro forma risk of ENI Américas and ENI Chile

IMTrust | CREDICORP capital

Criterion	ENI	ENI Américas (pro forma)	ENI Chile (pro forma)
Size of assets (2015E)[(1)]	US$ 21.6 billion[(2)]	USD$14.7 billion	USD$7.6 billion
Market diversification *(Proportional 2015E EBITDA)*[(1)]	 Chile 35% Argentina 7% Brasil 20% Colombia 21% Perú 17%	 Perú 27% Argentina 11% Brasil 30% Colombia 32%	 Chile 100%
Business Mix *(Proportional 2015E EBITDA)*[(1)]	 Gx 52% Dx 48%	 Dx 49% Gx 51%	 Dx 38% Gx 62%
Market positioning and characteristics	• Assets with relevant position in those markets where it operates	• Assets with relevant position in those markets where it operates • Greater exposure relative to countries with lower rating (Brazil and Argentina)	• Assets with relevant position in those markets where it operates • Greater exposure relative to market with best rating of the region (Chile)
Capital market access considerations	• Among the companies with higher float and liquidity in Chile • Access to share market and international debt market	• Float among the leading companies in Chile • Access to share market and international debt market	• Float among the leading companies in Chile • Access to share market and international debt market
Credit metrics [(1)]	• DFN[(3)]/EBITDA: 1.0x[(2)] DFN[(3)]/Equity: 0.3x[(2)]	• DFN[(3)]/EBITDA: 0.8x • DFN[(3)]/Equity: n.d.	• DFN[(3)]/EBITDA: 0.9x • DFN[(3)]/Equity: 0.2x

FitchRatings	BBB +
Moody's	Baa2
Standard & Poor's Ratings Services	BBB +

The international risk rating of ENI Chile and ENI Américas could be equal or lower to ENI'scurrent rating

Note: for consolidated Enersis' financial figures, the direct sum of ENI Américas and ENI Chile is considered
(1) Figures based on projections submitted by the Company
(2) Figures as of September 2015. Source: the Company
(3) Net financial debt

Strictly Private and Confidential 24

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Impacts on cost of debt based on assessment for different international risk ratings Based on current issuances of debt in Latin America, there is an observable credit spread differential (G-Spread) between approximately 60 bps between BBB- and BBB+ issuers (1) (2 notches) LatAm issuers BBB- debt spread LatAm issuers BBB debt spread LatAm issuers BBB+ debt spread 400 500 600 700 Spread (bps) 300 400 500 600 700 Spread (bps) 300 400 500 600 700 Spread (bps) 0 100 200 300 0 1 2 3 4 5 6 7 8 9 10 Duration (años) 0 100 200 0 1 2 3 4 5 6 7 8 9 10 Duration (años) 0 100 200 0 1 2 3 4 5 6 7 8 9 10 DDuuraratitoionn ( y(aeñaross)) Duration (years) Duration (years) 450 500 d (bps) BBB- BBB BBB+ Utilities Sector Issuers debt spread LatAm issuers by international risk rating debt spread 40 bps AESGEN GMEXIB 500 5  1/2 600 700 d (bps) BBB- BBB BBB+ 150 200 250 300 350 400 3 4 5 6 7 8 9 10 Spread 50 bps p Colbun 6 4  7/8 EEPPME 7  5/8 ECLCI 5  5/8 EOC 4  1/4 EOC 7  7/8 TGPERU 4  1/4 0 100 200 300 400 3 4 5 6 7 8 9 10 Sprea 80 bps Strictly Private and Confidential Duration (años)             Source: Bloomberg on October 26, 2015 Considers a sample of international bonds of LatAm issuers according to risk rating. Excluded from the analysis are Odebrecht, Braskem (subsidiary of Odebrecht) and Gerdau bonds (1) For an approximate duration of 6 to 8 years 25 DDuuraratitoionn ( y(aeñaross)) Duration (years)

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Impacts of possible increases in the cost of debt to stockholders of ENI The impact on ENI shareholders of a decrease of up to 1 notch for ENI Chile and up to 2 notches for ENI Americas in the international risk rating of their respective long-term debts would be between US$70 and 242 million Considerations and Assumptions Sensitivity to increases in the cost of debt on the discount rate (WACC) • We understand that ENI has requested post reorganization pro forma shadow ratings, which have not yet been delivered Variation of the appraisal of ENI Chile and ENI Américas attributable to ENI shareholders • It is assumed that new companies ENI Chile and ENI Américas would maintain at least an investment grade level • To raise awareness of the impacts for ENI shareholders to a potential increase in the cost of debt for ENI Chile and ENI Cifras en USD millones 0 bps 30 bps 60 bps—(1 notch) (2 notches ) Impacto ante cambios en el costo de deuda de ENI Chile Impact due to variations in ENI Figures in USD million Chile debt cost p Américas, the following is assumed: • The credit spread differential faced with a decrease of 1 notch would be approximately 25 bps 0 bps — 70 139 30 bps (1 notch ) 87 157 226 60 bps (2 notches ) 171 242 311 Impacto ante cambios en el osto de deuda de ENI Américas Impact due to variations in ENI Américas debt cost p co v A Strictly Private and Confidential 26             Assumes average ENI shareholder participation on ENI Américas obtained through valuation by FCD and market criteria

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Potential impacts of market value on ENI shareholders Three potential effects can be seen from the point of view of the (stock) market appraisal for ENI shareholders: (i) decrease in the holding company discount, (ii) liquidity and (iii) reduction of debt risk rating 624 n m Figures in millions of USD (1) -156 468 n.m. 3.5% over ENI market capitalization Potencial disminución del descuento de holding Efecto liquidez Potencial disminución de la clasificacion de riesgo Efectos combinados (2) Potential reduction in holding discount Liquidity effect Potential reduction in risk ranking(2) Combined effects Strictly Private and Confidential 27             (1) It is assumed that this impact would not be significant (2) Uses the average of the range of possible impacts on ENI shareholders

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION CASH FLOW IMPACTS OF THE REORGANIZATION ON ENERSIS’ VALUE i. Impacts on EBITDA Strictly Private and Confidential 28

DRAFT—PRELIMINARY VERSION

Assumption regarding efficiencies directly attributable to the Reorganization

IMTrust | CREDICORP capital

Direct efficiencies product of Carter II (Millions of USD)[1]

(Values estimated by the Company before taxes)

	ENI Chile	ENI Américas
Operating costs	90/5	220/0
Holding Companies' S & S Expenses	10/10	5/5
Operators' S & S Expenses	0/0	37/0
Cash pooling and FE	-	15/0
Taxes	-	50/0
Total	100/15	327/5

Estimated efficiency / Efficiency considered

Considerations and Assumptions

- In conjunction with the Reorganization, ENI has presented an efficiencies plan for the following years:
  - Efficiencies in operating costs
  - Efficiencies in staff & services (S & S) expenses
  - Cash pooling (centralization of cash on hand) and financial expenses
  - Taxes
- We understand that these efficiencies may be achievable in their entirety
- However, for the purposes of estimating the impacts in EBITDA directly attributable to the Reorganization, the following are considered:
  - The cost savings associated with the Elimination of redundant operations in EOC Chile and Chilectra Chile
  - Cost savings of staff & services for ENI Chile and ENI Américas Holding Company

An annual savings before taxes of US$20 million (fiscal year) is expected from efficiencies directly attributable to the Reorganization

Source: the Company

(1) Comparison of data of the year 2019 with regard to data of the year 2015 (2014 base and homogeneous exchange rate)

Strictly Private and Confidential 29

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Efficiencies considered as directly attributable to Reorganization Staff & Services the 474 484 431 419 411 OPEX S&S externo USD OPEX S&S interno (USD mm) Plantilla S&S (personas) 1 • Reduction of payroll due to the elimination of activities related to subsidiaries in the Americas External S&S OPEX (mm) Internal S&S OPEX (USD mm) S&S Staff (# people) Expenses at ENI Chile(1) 102 101 100 94 93 2015E 2016E 2017E 2018E 2019E 2 • Reduction of staff in General Services (16 people), Communications (9 people), AFC(2) (20 people), HR (12 people), Other (6 people) Staff & Services Expenses at ENI Américas Holding 14 13 11 9 10 84 67 51 51 51 OPEX S&S externo (USD mm) OPEX S&S interno (USD mm) Plantilla S&S (personas) • Financial Holding Company with focus on centralized management and without redundancy in local management (AFC d ti (2) h t ) External S&S OPEX (USD mm) Inernal S&S OPEX (USD mm) S&S Staff (# people) g Company 2015E 2016E 2017E 2018E 2019E 3 reduction(2), purchases, etc.) • Staff reduction due to the elimination of activities related to subsidiaries in the EOC Chile Chilectra Chile Operating costs at EOC Chile and Chilectra Chile(3) Americas • Engineering staff reduction (25 people) • Regional technical support staff d ti (18 l ) 5 5 0 0 0 Strictly Private and Confidential 30             Source: the Company (1) At ENI Chile, expenses associated with holding company are assumed (2) AFC: Administration, Finance, and Control (3) In the case of Chilectra Chile, distribution of annual costs equivalent to that of EOC Chile was assumed reduction people) 2015E 2016E 2017E 2018E 2019E

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Impact on EBITDA for ENI Shareholders Efficiencies Due to Staff & Services Expenses (Millions of USD) According to ENI Projections Adjusted by Tax(1) Based on the efficiencies estimated by ENI with regards to staff & services expenses for ENI Chile and ENI Américas Holding Company and the decrease of operational cost at EOC Chile and Chilectra Chile, the VPN of said efficiencies for ENI shareholders would be US$134 million 6 7 7 ENI Chile ENI Américas Holding (2) EOC Chile Chilectra Chile Fiscal year assumed 1 1 0 2 4 3 3 0 1 1 1 1 0 3 3 3 3 2016E 2017E 2018E 2019E 2020E Net present value (NPV) of efficiencies in staff & services (Millions of USD) VPN (Millions of USD) Sensitivity to Changes in the WACCs 9 132 16 6 100 ENI Chile ENI Américas Holding EOC Chile Chilectra Chile VaVraiaricaniócne einn WloAs CWCAsCC 16 76 8 26 5 21 2 32 60 19 -1,00% -0,50% 0,00% 0,50% 1,00% 153 142 132 123 115 -1.00% -0.50% 0.00% 0.50% 1.00% Strictly Private and Confidential 31 Valor presente ahorros 2016-2020 Valor presente perpetuidad Valor presente neto             Source: Company, Bloomberg and IM Trust (1) Yearly savings in fiscal year (year 2019) in comparison with data of the year 2015 (2014 base and homogeneous exchange rate). Values adjusted according to Chile’s tax rules (2) A 8.77% WACC was used for ENI Américas, 7.64% for ENI Chile, 7.60% for EOC Chile and 7.69% for Chilectra Chile Present value—saving Present value—perpetuity Net present value

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION CASH FLOW IMPACTS OF THE REORGANIZATION ON ENERSIS’ VALUE ii. Tax impacts Strictly Private and Confidential 32

DRAFT—PRELIMINARY VERSION

Framework Regarding the Tax Impact of the Reorganization, According to ENI

IMTrust | CREDICORP capital

Framework of tax impacts as a result of the Reorganization, identified by the Company:

3 **Tax efficiency due to the reorganization at ENI Américas:** Elimination of restrictions on the use of credits for taxes paid outside Chile

4 **Efficiency in keeping tax accounting in foreign currency at ENI Américas:** Marginal tax credit savings over the current situation, which is subject to monetary correction, which is subject to exchange-rate volatility scenarios

5 **Possible eligibility and opting for a Platform Corporation regime by ENI Américas**

T (year 2016)
Reorganization
Division + Merger

T + 5 years
T (year 2021)

T + 10 years
T (year 2026)

T + 15 years
T (year 2031)

1 **Tax cost by division in EOC and Chilectra**
Taxes in Peru and Argentina

2 **Badwill due to absorption of Chilectra Américas incurred at ENI Américas**

Impacts on EOC and Chilectra

Impacts on ENI Américas

- For the purposes of this assessment, two scenarios are considered:
  - Scenario that considers Effects 1, 2, and 3
  - Scenario that considers Effect 4, in addition to Effects 1, 2 and 3
- Effect 4 is subject to Chile's Internal Revenue Service authorizing ENI Américas to maintain tax accounting in foreign currency, and the benefits of said Effect 4 (marginal savings over the current situation—tax accounting in Chilean pesos) would be subject to volatility of exchange rate scenarios
- In either scenario, Effect 5's impact on the possible eligibility for and acceptance by ENI Américas of a platform corporation regime is not considered

Source: the Company

Strictly Private and Confidential 33

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Tax Impact of the Reorganization on ENI Shareholders Tax effect for ENI shareholders(1) (Millions of USD) Net present value (NPV) of the tax effect (Millions of USD) The net present value of the tax impact on ENI shareholders would be between US$73 and US$388 million with a payback period of between 5 and 9 years Scenario with tax ti 188 45 11 49 105 16 15 10 Eficiencia tributaria por Reorganización en ENI Américas Impactos por división en Chilectra 73 171 ENI Americas WACC USD + 8.77% (2) (3) Tax efficiency due to Reorg. In ENI Américas(2) Impacts due to division in accounting Chil t (3) in pesos for ENI Américas —48 -236 2016 2017 2018 2019 2020 Impactos por división en EOC -98 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto ) (3) Chilectra(Impacts due to division in EOC(3) Present value—flows Present value—perpetuity Net present value Scenario with tax accounting 188 45 11 49 105 56 46 52 Eficiencia tributaria por Reorganización en ENI Américas Impactos por división en Chilectra ENI Americas WACC USD + 8.77% 405 388 (2) (3) Tax efficiency due to Reorg. In ENI Américas(2) Impacts due to division in in foreign currency for ENI Américas —48 -236 2016 2017 2018 2019 2020 Impactos por división en EOC -17 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto ) (3) Chilectra(3) Impacts due to division in EOC(3) Present value—flows Present value—perpetuity Net present value Strictly Private and Confidential 34             Source: the Company (1) Calculations based on estimates provided by the Company. The effects correspond to tax impacts proportional to ENI shareholder participation in vehicles where said effects would be generated (2) Net impact of badwill due to absorption of Chilectra Américas (3) For the estimation of tax costs by division in Peru and Argentina, the equity value of the respective companies in Peru and Argentina was used, according to valuations estimated in this report

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION CASH FLOW IMPACTS OF THE REORGANIZATION ON ENERSIS’ VALUE iii. Transaction Costs (One-Off) Strictly Priva

DRAFT—PRELIMINARY VERSION

Transaction Costs (One-Off)

IMTrust | CREDICORP capital

Based on the budget estimated by the Company, the present cost of the transaction (one-off costs) for ENI shareholders would be US$33 million

Considerations and Assumptions

- Transaction costs shown have been estimated by ENI
- This budget assumes that it is not necessary to engage in liability management processes or request amendments as a result of the Reorganization

Transaction Costs Budgeted by ENI (Millions of USD)

Management	Necessary	Optional	Total
Banks	9.6	1.9	**11.5**
Administration	10.6	0.0	**10.6**
Investor relations	4.7	0.6	**5.4**
Finance	0.1	4.4	**4.5**
Legal	3.2	0.7	**3.9**
Communications	0.6	2.6	**3.2**
ICT	1.0	0.0	**1.0**
Human resources	0.3	0.0	**0.3**
Taxation	0.2	0.0	**0.2**
Total	**30.4**	**10.2**	**40.6**

Breakdown of Total Transaction Costs (Millions of USD)


Chilectra
3
= US$ 41 million
ENI
20
EOC
18

Present Cost According to Shareholders of Each Company (Millions of USD)[(1)]


Incurred in ENI
Incurred in EOC
Incurred in Chilectra
33
3
11
20
18
3
ENI
EOC
Chilectra

Source: the Company

(1) Proportional current cost according to participation in each company in which costs are incurred

Strictly Private and Confidential 36

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION CASH FLOW IMPACTS OF THE REORGANIZATION ON ENERSIS’ VALUE iv. Summary Strictly Private and Confidential 37

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Impact on Cash Flow for ENI Shareholders The net present value (NPV) on cash flow impacts for ENI shareholders would be of ~US$369 million (2.8% of ENI market capitalization), and the NPV of the impacts over the next 5 years would have a negative value of ~USD 19 million (-0.1% of ENI market capitalization) Net present value on cash flow impacts for ENI shareholders (Millions of USD) 270 -33 369 2.8% over ENI market 132 Impacto en EBITDA Impacto tributario Costo de la transacción Impacto en flujo de caja capitalization Impact on Taxation impact(1(1)) Transaction cost Impact on cash flow Present value in the 2016 to 2020 period of cash flow impacts for ENI shareholders (millions of $US ) 32 -17 -19 -33 -0.1% over ENI market capitalization Strictly Private and Confidential 38 Impacto en Impacto tributario Costo de la transacción Impacto en flujo de caja             (1) Considers the sum of (i) the present value of flows in the period 2016 to 2020 in the scenario with tax accounting in foreign currency for ENI Américas, and (ii) the average of the present value into perpetuity of the tax impacts on ENI shareholders in a scenario with and without tax accounting in foreign currency for ENI Américas Impact on EBITDA Taxation impact(1(1)) Transaction cost Impact on cash flow

Imtrust credicorpcapital bcp capital corrival im trust DRAFT?PRELIMINARY VERSION ESTIMATE OF EXCHANGE RATIOS IN THE MERGER AT ENI AM?RICAS Strictly Private and Confidential 39 4

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Methodology for the estimate of exchange ratios in the merger in ENI Américas • In its final stage, the Reorganization would include the merger between ENI Américas, EOC Américas and Chilectra Américas • The methodology to be used to comment on the exchange ratios (the “Exchange Ratios”) will be as follows: • Appraisal by DCF for each one of the companies that ENI Américas, EOC Américas and Chilectra A éi ld k Range of Exchange Ratios Discounted cash flows (“DCF”) Américas would make up • Appraisals based on operative projections submitted by the Company • Appraisal by sum of parts for ENI Américas, EOC Américas, and Chilectra Américas • Exchange Ratios based on the relative appraisals and composition of net financial debt of each corporation according to the ratios obtained separately through the two • Appraisal for each one of the companies that ENI Américas, EOC Américas and Chilectra Américas will form, while taking these points into consideration: • Stock market capitalizations for corporations that are listed on the stock exchange with methodologies Market quotes and comparable entities some liquidity (as explained later) • Market multiples of listed companies according to country and business • Appraisal by sum of parts for ENI Américas, EOC Américas, and Chilectra Américas • Exchange Ratios based on the relative appraisals and composition of net financial debt of each Strictly Private and Confidential corporation 40

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ESTIMATE OF EXCHANGE RATIOS IN THE MERGER AT ENI AMÉRICAS i. Exchange Ratios According to Appraisal by Discounted Cash Flows Strictly Private and Confidential 41

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Methodology used in appraisal by DCF (+) Income • Type of appraisal • Individual appraisal of assets and subsequently of the sum of Methodology used in appraisal by (DCF) Methodology used in appraisal by DCF (?) Costs (+) EBITDA (?) General Expenditures (?) Taxes on operational income parts • Currency • Projections in local currency converted to US$ according to projected exchange rate for each year • Projected horizon (?) Investments (CapEx) (?) Working capital requirement • Five year (2015 to 2020) projection • Appraisal date • June 30, 2015 • Terminal value • Calculated according to terminal EV/EBITDA multiple per asset, Free cash flows Discounted from discount rate (WACC) Value of assets (EV) which was determined based on historical average of comparable companies • Discount rate • Risk-free rate used was the 20 year US Treasury rate • Country risk according to EMBI(2) Beta per each country and business according to sample of (?) Net financial debt(1) (?) Minority Interest • business, comparable companies • Award for 6.0% market risk • Rate of interest of the debt according to bond returns of comparable companies for each country • Tax Rate Strictly Private and Confidential 42             (1) Net financial debt = financial debt – cash on hand and cash equivalents. (2) Emerging Market Bond Index Equity value • Regulations existing in each country

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Results of the appraisal per asset according to DCF Valor de activos (EV) Deuda financiera neta(1) Valor patrimonio Propiedad de ENI Américas Patrimonio proporcional Propiedad Enel Propiedad minoritarios de ENI Propiedad minoritarios de EOC Propiedad minoritarios de Chilectra EV/EBITDA 2015 P/Utilidad 2015 USD millones millones USD millones % millones % % % % veces veces Gx Hidroeléctrica El Chocón 253 -147 400 65.4% 262 36.4% 23.6% 40.0% 0.0% 6.5x 3.3x Country Type of asset Asset Asset value (EV) millions Net financial debt(1) USD millions Equity millions Ownership in Américas USD millions Proportional equity USD millions Enel ownership % Minority ownership in ENI % Minority ownership in EOC % Minority ownership in Chilectra % times P/Earnings times Gx Endesa Costanera 215 54 161 75.7% 122 36.4% 23.6% 40.0% 0.0% 3.0x 4.7x Gx Central Dock Sud 78 -62 140 40.2% 56 60.6% 39.4% 0.0% 0.0% 3.8x 4.7x Dx Edesur 572 36 536 72.1% 387 60.2% 39.1% 0.3% 0.4% 4.3x 5.6x Tx Cía. Transmisión del Mercosur 5 30 -25 99.3% -25 51.5% 33.4% 15.0% 0.1% 3.3x 3.0x Tx Transportadora de Energía del Mercosur 6 31 -25 99.3% -25 51.5% 33.4% 15.0% 0.1% 3.2x 3.2x Otros Endesa Cemsa 10 -2 12 100.0% 12 49.7% 32.3% 18.0% 0.0% n.a. n.a. H Southern Cone 0 0 0 100.0% 0 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Distrilec 0 0 0 51.5% 0 59.9% 38.9% 0.7% 0.4% n.a. n.a. Argentina H Endesa Argentina -2 -4 2 100.0% 2 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Hidroinvest 0 0 0 96.1% 0 36.4% 23.6% 40.0% 0.0% n.a. n.a. Gx Cachoeira Dorada 526 -38 564 99.1% 559 51.5% 33.4% 15.0% 0.1% 5.4x 9.2x Gx Fortaleza 409 -63 472 99.3% 469 51.5% 33.4% 15.0% 0.1% 7.3x 14.2x Dx Coelce 1,175 356 819 73.7% 604 53.4% 34.7% 11.9% 0.1% 5.1x 9.7x Dx Ampla Energía 1,235 863 372 99.3% 369 56.2% 36.5% 7.0% 0.3% 9.6x n.m. Tx Cien 362 4 358 99.3% 356 51.5% 33.4% 15.0% 0.1% 5.1x 8.9x Otros EN-Brasil Comercio y Servicios 111 3 108 99.3% 107 51.5% 33.4% 15.0% 0.1% n.a. n.a. H E lB il 214 317 103 99 3% 103 51 5% 33 4% 15 0% 0 1% BBrarazislil Enel Brasil —99.3% 51.5% 33.4% 15.0% 0.1% n.a. n.a. Gx Emgesa 5,566 1,751 3,815 48.5% 1,849 47.2% 30.6% 22.2% 0.0% 8.9x 11.3x Dx Codensa 3,439 547 2,892 48.5% 1,402 60.5% 39.3% 0,0% 0.2% 7.7x 16.4x Dx EEC 146 63 83 19.6% 16 60.5% 39.3% 0,0% 0.2% 6.0x 21.1x Otros Emgesa Panamá 0 0 0 48.5% 0 47.2% 30.6% 22.2% 0.0% n.a. n.a. Otros Soc. Portuaria Central Cartagena -1 0 -2 48.4% -1 47.8% 31.1% 21.1% 0.0% n.a. n.a. Gx Chinango 362 35 327 66.9% 219 42.5% 27.6% 29.9% 0.0% 8.9x 13.4x Gx Edegel 2,557 183 2,374 83.6% 1,984 42.5% 27.6% 29.9% 0.0% 10.2x 19.4x G Pi 275 48 227 96 5% 219 60 6% 39 4% 0 0% 0 0% 7 5 15 8 Colombia Gx Piura 96.5% 60.6% 39.4% 0.0% 0.0% 7.5x 15.8x Dx Edelnor 1,612 416 1,195 75.7% 905 60.5% 39.3% 0.0% 0.2% 7.7x 11.0x H Caboblanco -2 -8 6 100.0% 6 60.6% 39.4% 0.0% 0.0% n.a. n.a. H Distrilima 1 0 1 100.0% 1 60.5% 39.3% 0.0% 0.3% n.a. n.a. H Generandes -1 -1 0 100.0% 0 45.8% 29.8% 24.4% 0.0% n.a. n.a. H Generalima -22 34 -56 100.0% -56 60.6% 39.4% 0.0% 0.0% n.a. n.a. H ENI Américas -198 0 -198 100.0% -198 60.6% 39.4% 0.0% 0.0% n.a. n.a. H EOC Américas -23 0 -23 100.0% -23 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Chilectra 31 0 31 100 0% 31 60 1% 39 0% 0 0% 0 9% n a n a Amé- Perú ricas Peru Strictly Private and Confidential 43             GX: generation; DX: distribution; TX: transmission; H: holding company (1) Net financial debt as of June 2015 submitted by the Company Américas —100.0% -60.1% 39.0% 0.0% 0.9% n.a. n.a.

DRAFT—PRELIMINARY VERSION

ENI Américas' appraisal range according to DCF

IMTrust | CREDICORP capital

The appraisal of ENI Américas by DCF would be in a range between US$9.990 and 11.523 billion

Equity as per FCD	Base valuation	Range of equity: Lower		Range of equity: Upper
	USD millions	*USD millions*		*USD millions*
ENI Américas [1]	5,861	5,472	-	6,266
EOC Américas	3,893	3,626	-	4,172
Chiletra	987	891	-	1,086
ENI Américas post fusión	**10,741**	**9,990**	**-**	**11,523**

Equity value sensitivity of ENI Américas[1] (US$ million)

Variance in terminal EBIDTA multiple	Variance in discount rate (WACC): 0.5%	0.0%	-0.5%
-5.0%	5,472	5,439	5,583
0.0%	5,547	5,861	5,999
5.0%	5,948	6,105	6,266

Equity value sensitivity of EOC Américas (Millions of USD)

Variance in terminal EBIDTA multiple	Variance in discount rate (WACC): 0.5%	0.0%	-0.5%
-5.0%	3,626	3,597	3,696
0.0%	3,663	3,893	3,996
5.0%	3,953	4,061	4,172

Equity value sensitivity of Chilectra Américas (Millions of USD)

Variance in terminal EBIDTA multiple	Variance in discount rate (WACC): 0.5%	0.0%	-0.5%
-5.0%	891	886	919
0.0%	914	987	1,020
5.0%	1,011	1,048	1,086

(1) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential 44

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Estimate of the exchange ratios according to valuation by DFC Propiedad de Propiedad de minoritarios de ENI Propiedad de minoritarios de Chilectra Propiedad de Ownership in Enel minoritarios de EOC Minority ownership in ENI Minority ownership in EOC Minority ownership in Chilectra 51.78%(1) 33.63%(1) 14.51%(1) 0.08%(1) Valor patrimonio ENI Américas USD 9,990 ? 11,523 millones Equity USD 9,900 ? 11,523 million 54.8% ? 54.4% 36.3% ? 36.2% 8.9% ? 9.4% USD 3,626 ? 4,172 millones Valor patrimonio ENI Américas(2) EOC Américas Chilectra Américas Valor patrimonio Valor patrimonio USD 5,472 ? 6,266 millones USD 891 ? 1,086 millones Equity USD 5,472 ? 6,266 million Equity USD 3,626 ? 4,172 million Equity USD 891 ? 1,086 million Strictly Private and Confidential 45 (1) The participations consider the base valuation according to DFC (2) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ESTIMATE OF EXCHANGE RATIOS IN THE MERGER AT ENI AMÉRICAS ii. Exchange Ratio According to Appraisal by Multiples and Market Capitalization Strictly Private and Confidential 46

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Multiples Used for the Valuation and Companies Valued According to their Market Capitalization With the exception of companies that were valued according to their stock market capitalization (see box to the lower right), the rest of companies have been valued according to the market multiples shown below 2015E 2016E 2015E 2016E EV/EBITDA Precio/Utilidad 2015E 2016E 2015E 2016E Price/Earnings EV/EBITDA PriPcere/Ecaior/nUintiglisdad Negocio de generación 2.9x 2.6x 9.1x 7.1x 2.9x 2.6x 9.1x 7.1x 2.9x 2.6x 9.1x 7.1x 6.3x 7.0x 11.4x 12.0x Mediana 5.1x 6.8x 8.0x 12.1x 5.1x 6.8x 8.0x 12.1x 9 7x 8 7x 18 7x 17 4x Brasil Argentina Negocio de transmisión 5.1x 4.4x 22.0x 17.3x 5.1x 4.4x 22.0x 17.3x 5.1x 4.4x 22.0x 17.3x 11.2x 9.3x 12.9x 9.7x 7.9x 8.2x 13.9x 10.0x 7.9x 8.2x 13.9x 10.0x 12.8x Argentina Brasil Average Median Multiple used Average Median Multiple used Average Average Median Multiple used Average Median Multiple used Average Generation business Transmissionion business 9.7x 8.7x 18.7x 17.4x 10.1x 8.8x 18.4x 17.5x 10.1x 8.8x 18.4x 17.5x 9.1x 9.6x 17.6x 19.2x 9.1x 9.6x 17.6x 19.2x 9.1x 9.6x 17.6x 19.2x 7.1x 6.3x 11.2x 9.2x 7.1x 6.3x 11.2x 9.2x 7.1x 6.3x 11.2x 9.2x Colombia Chile Perú 8.1x 8.7x 9.3x 8.1x 8.7x 12.8x 9.3x 8.1x 8.7x 12.8x 9.3x Negocio transporte de gas 5.1x 4.6x 12.1x 7.9x 5.2x 4.4x 11.1x 8.1x 5.2x 4.4x 11.1x 8.1x LatAm MILA Average Median Multiple used g Median Multiple used Average Median Multiple used Median Multiple used Average Median Multiple used Gas transportation business Company ENI Participation(4) EOC Participation(4) Chilectra Participation(4) Endesa 45 4% 75 7% 0 0% Negocio de distribución Companies valued according to their market capitalization(3) 6.0x 5.7x 10.3x 7.1x 6.0x 5.7x 10.3x 7.1x 6.0x 5.7x 10.3x 7.1x 7.7x 6.4x 12.4x 8.2x 7.2x 5.6x 7.8x 6.6x 7.2x 5.6x 7.8x 6.6x 11 0x 10 6x 17 1x 16 2x Brasil Argentina Average Median Multiple used Average Median Multiple used Average Distribution business Costanera 45.4% 75.7% 0.0% Coelce 64.9% 21.9% 6.6% Ampla Energía 92.0% 17.4% 36.6% Edegel 58.6% 62.5% 0.0% Edelnor 75.5% 0.0% 15.6% 11.0x 10.6x 17.1x 16.2x 11.0x 10.6x 17.1x 16.2x (1) 10.5x 10,0x 16.0x 15.5x NA NA NA NA NA NA NA NA (2) 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x 6.2x 5.9x 9.1x 8.6x Perú Colombia Chile Median Multiple used(1) Average Median Multiple used(2) Average Median Multiple used Strictly Private and Confidential 47 Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015 (1) For purposes of valuation by multiples and in consideration of other previous transactions involving electric power Dx companies, the following multiples were used for Chilectra: 2015E EV/EBITDA of 10.5x, 2016E EV/EBITDA of 10.0x, 2015E Price/Earnings 16.0x and 2016E Price/Earnings of 15.5x (2) Considering that there are no listed companies in Colombia devoted solely to distribution, the average of Chile and Peru’s multiples was considered for the valuation of distribution assets in Colombia. (3) Empresa Eléctrica Pehuenche not was valued according to its market capitalization, given the low liquidity of said company (4) Considers direct and indirect participation

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Results of the appraisal by asset according to market criteria Valor de activos (EV) Deuda financiera neta(1) Valor patrimonio Propiedad de ENI Patrimonio proporcional Propiedad Enel Propiedad minoritarios de ENI Propiedad minoritarios de EOC Propiedad minoritarios de Chilectra EV/EBITDA 2015 P/Utilidad 2015 USD millones USD millones millones % USD millones % % % % veces veces Gx Hidroeléctrica El Chocón 146 -147 293 65.4% 192 36.4% 23.6% 40.0% 0.0% 3.8x 2.4x Tipo de País activo Activo Asset value (EV) millions Net financial debt(1) millions Equity USD millions Ownership in ENI Américas USD millions Proportional equity millions Enel ownership % Minority ownership in ENI % Minority ownership in EOC Minority ownership in Chilectra % P/Earnings times Type of Asset asset Country Gx Endesa Costanera 185 54 131 75.7% 99 36.4% 23.6% 40.0% 0.0% 2.6x 3.8x Gx Central Dock Sud 98 -62 160 40.2% 65 60.6% 39.4% 0.0% 0.0% 4.9x 5.4x Dx Edesur 647 36 611 72.1% 440 60.2% 39.1% 0.3% 0.4% 4.8x 6.3x Tx Cía. Transmisión del Mercosur 6 30 -24 99.3% -23 51.5% 33.4% 15.0% 0.1% 4.4x 2.8x Tx Transportadora de Energía del Mercosur 8 31 -23 99.3% -23 51.5% 33.4% 15.0% 0.1% 4.2x 2.9x Otros Endesa Cemsa 5 -2 7 100.0% 7 49.7% 32.3% 18.0% 0.0% n.a. n.a. H Southern Cone 0 0 0 100.0% 0 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Distrilec 0 0 0 51.5% 0 59.9% 38.9% 0.7% 0.4% n.a. n.a. Argentina H Endesa Argentina -3 -4 1 100.0% 1 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Hidroinvest -1 0 0 96.1% 0 36.4% 23.6% 40.0% 0.0% n.a. n.a. Gx Cachoeira Dorada 542 -38 580 99.1% 575 51.5% 33.4% 15.0% 0.1% 5.6x 9.4x Gx Fortaleza 349 -63 412 99.3% 409 51.5% 33.4% 15.0% 0.1% 6.2x 12.4x Dx Coelce 1,111 356 755 73.7% 556 53.4% 34.7% 11.9% 0.1% 4.8x 8.9x Dx Ampla Energía 1,806 863 943 99.3% 937 56.2% 36.5% 7.0% 0.3% 14.1x—Tx Cien 473 4 470 99.3% 467 51.5% 33.4% 15.0% 0.1% 6.6x 11.6x Otros EN-Brasil Comercio y Servicios 4 3 1 99.3% 1 51.5% 33.4% 15.0% 0.1% n.a. n.a. H E lB il 230 317 87 99 3% 86 51 5% 33 4% 15 0% 0 1% BBrarazislil Enel Brasil —99.3% 51.5% 33.4% 15.0% 0.1% n.a. n.a. Gx Emgesa 6,287 1,751 4,535 48.5% 2,199 47.2% 30.6% 22.2% 0.0% 10.0x 13.5x Dx Codensa 2,958 547 2,412 48.5% 1,169 60.5% 39.3% 0.0% 0.2% 6.7x 13.7x Dx EEC 156 63 94 19.6% 18 60.5% 39.3% 0.0% 0.2% 6.4x 23.7x Otros Emgesa Panamá 0 0 0 48.5% 0 47.2% 30.6% 22.2% 0.0% n.a. n.a. Otros Soc. Portuaria Central Cartagena 0 0 0 48.4% 0 47.8% 31.1% 21.1% 0.0% n.a. n.a. Gx Chinango 269 35 234 66.9% 156 42.5% 27.6% 29.9% 0.0% 6.6x 9.6x Gx Edegel 2,161 183 1,978 83.6% 1,653 42.5% 27.6% 29.9% 0.0% 8.6x 16.2x G Pi 237 48 189 96 5% 183 60 6% 39 4% 0 0% 0 0% 6 5 13 2 Colombia Gx Piura 96.5% 60.6% 39.4% 0.0% 0.0% 6.5x 13.2x Dx Edelnor 1,337 416 920 75.7% 697 60.5% 39.3% 0.0% 0.2% 6.4x 8.5x H Caboblanco 0 -8 8 100.0% 8 60.6% 39.4% 0.0% 0.0% n.a. n.a. H Distrilima 1 0 2 100.0% 2 60.5% 39.3% 0.0% 0.3% n.a. n.a. H Generandes -1 -1 0 100.0% 0 45.8% 29.8% 24.4% 0.0% n.a. n.a. H Generalima -13 34 -47 100.0% -47 60.6% 39.4% 0.0% 0.0% n.a. n.a. H ENI Américas -245 0 -245 100.0% -245 60.6% 39.4% 0.0% 0.0% n.a. n.a. H EOC Américas -32 0 -32 100.0% -32 36.4% 23.6% 40.0% 0.0% n.a. n.a. H Chilectra 31 0 31 100 0% 31 60 1% 39 0% 0 0% 0 9% n a n a Américas PPeerruú Strictly Private and Confidential 48 GX: generation; DX: distribution; TX: transmission; H: holding company (1) Net financial debt as of June 2015 submitted by the Company Américas —100.0% -60.1% 39.0% 0.0% 0.9% n.a. n.a.

DRAFT—PRELIMINARY VERSION

ENI Américas' appraisal range according to market criteria

IMTrust | CREDICORP capital

The appraisal of ENI Américas according to market criteria would be in a range between US$10.290 and 10.927 billion

Equity as per market criteria	Base valuation
	USD millions
ENI Américas [1]	5,730
EOC Américas	3,755
Chiletra	1,124
ENI Américas post fusión	**10,609**

Range of equity		
Lower		Upper
USD millions		*USD millions*
5,555	-	5,905
3,643	-	3,867
1,093	-	1,156
10,290	**-**	**10,927**

Equity value sensitivity of ENI Américas[1] (US$ million)

Variance – multiple P/Earnings 2015 & 2016	Variance – multiple P/Earnings 2015 & 2016		
	-5.0%	0.0%	5.0%
-5.0%	5,555	5,631	5,708
0.0%	5,653	5,730	5,807
5.0%	5,752	5,828	5,905

Equity value sensitivity of EOC Américas (Millions of USD)

Variance – multiple P/Earnings 2015 & 2016	Variance – multiple P/Earnings 2015 & 2016		
	-5.0%	0.0%	5.0%
-5.0%	3,643	3,697	3,751
0.0%	3,700	3,755	3,809
5.0%	3,758	3,812	3,867

Equity value sensitivity of Chilectra Américas (Millions of USD)

Variance – multiple P/Earnings 2015 & 2016	Variance – multiple P/Earnings 2015 & 2016		
	-5.0%	0.0%	5.0%
-5.0%	1,093	1,106	1,119
0.0%	1,111	1,124	1,137
5.0%	1,129	1,142	1,156

(1) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Strictly Private and Confidential 49

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Estimate of the exchange ratios according to valuation by market criteria Propiedad de Enel Propiedad de minoritarios de ENI Propiedad de minoritarios de Chilectra Propiedad de Ownership in minoritarios de EOC Minority ownership in ENI Minority ownership in EOC Minority ownership in Chilectra 51.98%(1) 33.76%(1) 14.16%(1) 0.10%(1) Valor patrimonio ENI Américas USD 10,290 ? 10,927 millones Equity USD 10,290 ? 10,927 million 54.0% ? 54.0% 35.4% ? 35.4% 10.6% ? 10.6% USD 3,643 ? millones Valor patrimonio ENI Américas(2) EOC Américas Chilectra Américas Valor patrimonio Valor patrimonio USD 5,555 ? 5,905 millones USD 1,093 ? 1,156 millones Equity USD 3,643 ? 3,867 million Equity USD 5,555 ? 5,905 million Equity USD 1,093 ? million Strictly Private and Confidential 50             (1) The participations consider the base appraisal according to market criteria (2) Assets contributed by ENI to ENI Américas through their holdings in EOC and Chilectra are not considered

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ESTIMATE OF EXCHANGE RATIOS IN THE MERGER AT ENI AMÉRICAS iii. Exchange Ratio Adjustments due to Reorganization Cost Disproportionality Strictly Private and Confidential 51

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Exchange rates adjusted due to disproportionality in the costs of the transaction outside ENI Américas When adjusting for disproportionality in tax and one-off costs, Enel would decrease its holdings by ~ 0.3%, ENI minority shareholders would decrease by ~ 0.2%, EOC minority shareholders would increase by ~ 0.5% and Chilectra minority shareholders would maintain their holdings in ENI Américas Cifras en USD millones Total Enel Accionistas minoritarios Accionistas minoritarios Accionistas Figures in USD million minoritarios ENI Minority shareholders EOC Minority shareholders Chilectra Minority de ENI de EOC de Chilectra Costos incurridos por ENI -19.6 -11.9 -7.7 0,0 0.0 Costos incurridos por EOC(2) -242.8 -88.3 -57.4 -97.2 0.0 Costos incurridos por Chilectra (2) -37.7 -22.7 -14.7 0.0 -0.3 Total -300.1 -122.8 -79.8 -97.2 -0.3 g shareholders Costs incurred by ENI Costs incurred by EOC(2) Costs incurred by Chilectra(2) % total 100.00% 40.92% 26.58% 32.38% 0.11% Razones de canje estimadas según valorización por FCD Propiedad en Américas sin ajustes por desproporcionalidad en costos 100.00% 51.78% 33.63% 14.51% 0.08% Estimated exchange rations as per FCD valuation Ownership in ENI Américas without adjustments for cost disproportionality AAlsloigcnaaticoiónno df ec ocsotsstoass speegrúon wpnroeprisehdiapdi nenE NENI AI Amméérircicaass -300.1 -155.4 -100.9 -43.5 -0.3 Diferencia entre costos incurridos y asignación de costos según propiedad -32.6 -21.2 53.6 0.1 Propiedad en ENI Américas con ajustes por desproporcionalidad en costos 100.00% 51.47% 33.44% 15.01% 0.08% Variación de la propiedad en ENI Américas -0.30% -0.20% 0.50% 0.00% Allocation of costs as per ownership in ENI Américas Difference between costs incurred and allocation of costs as per ownership Ownership in ENI Américas with adjustments for cost disproportionality Variance in ownership in ENI Américas Razones de canje estimadas según valorización por criterios de mercado Propiedad en ENI Américas sin ajustes por desproporcionalidad en costos 100.00% 51.98% 33.76% 14.16% 0.10% Asignación de costos según propiedad en ENI Américas -300.1 -156.0 -101.3 -42.5 -0.3 Diferencia entre costos incurridos y asignación de costos según propiedad -33.2 -21.5 54.7 0.1 Propiedad en ENI Américas con ajustes por desproporcionalidad en costos 100.00% 51.66% 33.56% 14.68% 0.10% Estimated exchange rations as per market criteria valuation Ownership in ENI Américas without adjustments for cost disproportionality Allocation of costs as per ownership in ENI Américas Difference between costs incurred and allocation of costs as per ownership Ownership in ENI Américas with adjustments for cost disproportionality Strictly Private and Confidential 52             (1) The one-off transaction costs and tax impacts on EOC and Chilectra are considered (2) Considers the sum of the one-off costs and present value of tax impacts of EOC and Chilectra respectively, discounted at the discount rate estimated for ENI Américas p j p p p VVaariraianccieó nin d oe wprnoeprisehdiapd i nen E ENNI IA Amméérriiccaass -0.31% -0.20% 0.52% 0.00%

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ESTIMATE OF EXCHANGE RATIOS IN THE MERGER AT ENI AMÉRICAS iv. Conclusions about the exchange ratios Strictly Private and Confidential 53

DRAFT—PRELIMINARY VERSION

Estimate of the exchange ratios in the merger of ENI Américas

IMTrust | CREDICORP capital

	Enel Ownership	Ownership by ENI minority shareholders	Ownership by EOC minority shareholders	Ownership by Chilectra minority shareholders
Ownership in ENI Américas as per FCD valuation	51.78%	33.63%	14.51%	0.08%
Ownership in ENI Américas as per market criteria valuation	51.98%	33.76%	14.16%	0.10%
Range of ownership in ENI	**51.78% - 51.98%**	**33.63% - 33.76%**	**14.16% - 14.51%**	**0.08% - 0.10%**
Ownership in ENI Américas as per FCD valuation with adjustments for disproportionality in costs	51.47%	33.44%	15.01%	0.08%
Ownership in ENI Américas as per market criteria valuation with adjustments for disproportionality in costs	51.66%	33.56%	14.68%	0.10%
Range of ownership in ENI Américas with adjustments for disproportionality in costs	**51.47% - 51.66%**	**33.44% - 33.56%**	**14.68% - 15,01%**	**0.08% - 0.10%**

Strictly Private and Confidential 54

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Relative contributions in ENI Américas among shareholders of ENI and EOC Valorización según FCD Valorización según criterios de mercado Value contribution per EOC Américas net asset out of contribution from ENI Américas excluding its participation in EOC Américas Valuation as per FCD Valuation as market criteria Chinango Endesa Costanera Hidroeléctrica El Chocón Emgesa Edegel F t l Central Dock Sud EEC Enel Brasil Chilectra Américas Generalima Edesur Coelce Piura Cachoeira Dorada Cien Fortaleza -1.500 -1.250 1.000 -750 -500 -250 0 250 500 750 1.000 1.250 1.500 Codensa ENI Américas Edelnor Ampla Energía US$ million -1,500 1,250 -1,000 1,000 1,250 1,500 Strictly Private and Confidential 55 Major holding relative to ENI shareholders Major holding relative to EOC shareholders             Holding Corporations are not considered with the exception of ENI Américas , , ,

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ATTACHMENTS Strictly Private and Confidential 56 5

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION View of the Enel Business Model Structure of ENEL according to major companies listed throughout the world Diversified operations throughout the world Enel shows a preference for a business model that is segmented by geographical market North America Capacity: 2.1 GW Russia Capacity: 9.1 GW Europe Capacity: 66.5 GW Enel (BIT) Customers: 45.8 mm Enel Green Endesa (CATS) Enersis (SSE) Enel Russia Mexico and Central America Capacity: 0.8 GW Latin America Capacity: 17.4 GW Customers: 14.4 million Africa Capacity: 0.1 GW Power (BIT) Endesa Chile (SSE) (MICEX) Companies listed by a geographical criterion Company listed by business type Recent Reorganization of Endesa Spain LatAm, the Main Destination for Investment Enel Enel 100.0% 100 0% EBITDA 2014 2015-19 CapEx Plan España y P t l Europa del este Spain and P t l Eastern Europe and Endesa España Enel Iberoamérica Enel Latinoamérica Endesa España Enel Iberoamérica Enersis 100.0% 60.6% 70.1% 92.1% 100.0% 20.3% US$20.929 billion US$38.224 billion Italia 40% Portugal 20% LatAm 20% E i Italia LatAm 28% 40% y otros 15% Portugal others Italy Italy Strictly Private and Confidential 57             Source: Enel Considers USDEUR exchange rate to be 0.75 for 2014 EBITDA and 0.8895 for the capex plan Enersis Listed companies Private companies 40.3% Energias Renovables 12% Europa del este y otros 8% España y Portugal 17% Renewable Energies 12% Spain and Portugal Eastern Europe and others 8%

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Organizational Structure of Main Integrated Electric Power Companies (Europe) Among the European companies there are different preferences with regard to organizational structures, where Iberdrola, Engie, EDF and EDP primarily show geographical segmentation, and others such as E.ON are moving to a by business model Compañía País Capitalización Negocios Países que Estructura organizacional Company Country Market Capitalization Business Countries S d Organizational Structure Gx Dx Tx Principales unidades Criterio 44,998 ? ? ? • Europa • Estados Unidos • Latinoamérica • Iberdrola España • Scottish Power • Iberdrola USA / Iberdrola México /Iberdrola Brasil Geográfico • Europa • International (Brasil, Peru, Chile, others) Mixto / de mercado (millones) atiende USD millions) Served Primary Units Criterion Geographical Mixed/ Europe United States Latin America Europe International (Brazil, Peru, Chile Others 41,959 ? ? ? • Latinoamérica • Asia / Africa • Europa • Gas / Infrastructure / Services Geográfico 36,764 ? ? ? • Francia • Reino Unido • Italia / Otros • Francia • Reino Unido • Italia / Otros Geográfico • Sales Geographical Geographical France United Kingdom Italy/Others Latin America Asia/Africa France United Kingdom Italy/Others Europe 24,113 ? ? • Reino Unido • Networks (Generation & Distribution) • Retail Negocio 22,188 ? ? ? • Europa • Latinoamérica • International generation / Regulated Businesses • Retail/wholesale enerhy businesses • Latin America MMiixxetod United Kingdom Business Europe Latin America 20,952 ? ? • Europa • Estados Unidos • In spin-off porcess • Future E.ON: Renewables, Distribution • Uniper: Generation Trading, Exploration Negocio 18,291 ? ? • Reino Unido • EEEUU / Otros • Irlanda • British Gas – United Kingdom / Bord Gais—Ireland • Direct Energía – United States • Generation, Transmission, Trading & Storage MiMxtioxed Europe Business United States United Kingdom USA/Others Ireland Strictly Private and Confidential 58 13,816 ? ? • Portugal • España • Brasil • Iberia • EDP Brasil • EDP Renovables Geográfico             Source: Capital IQ, IM Trust and reports from the various companies Geographical Portugal Spain Brazil

DRAFT—PRELIMINARY VERSION

Organizational Structure of Main Integrated Electric Power Companies (except Europe)

IMTrust | CREDICORP capital

Companies with a presence in regions other than their country of origin show an organizational structure with mixed segmentation involving business and geography (Duke Energy, Sempra Energy) or mainly geographic segmentation (AES)

Company	Country	Market Capitalization (USD millions)	Business			Countries Served	Organizational Structure	
			Gx	Dx	Tx		Primary Units	Criterion
Duke Energy	United States	50,654	✓	✓	✓	• United States • Latin America	• Regulated utilities in the United States (Gx, Dx) • International business • Commercial portfolio in the United States	Mixed
AEP Energy	United States	28,717	✓	✓	✓	• United States	• Vertically integrated utilities • Transmission and generation utilities • Generation and marketing • AEP Renewable Energies	Business
Exelon	United States	26,245	✓	✓	✓	• United States • Canada	• Generation • Energy Sales • Distribution	Business
Sempra Energy	United States	25,191	✓	✓	✓	• United States • Mexico • Peru & Chile	• Distribution in the United States • generation in the United States • Distribution and international gas	Mixto
Tenaga Nasional	Malaysia	17,313	✓	✓	✓	• Malaysia • Asia-Pacific • Others	• Generation • Distribution • Transmission	Business
AES	United States	7,361	✓	✓		United States Countries in the Americas, Europe, Asia and Africa	• United States • Mexico, Central America and the Caribbean • Andes, Brazil • Europe and Asia	Geographical
Origin	Australia	5,761	✓	✓		• Australia • New Zealand • Asia-Pacific • Others	• Energy Markets • Exploration & Production • LNG • Others	Business

Source: Capital IQ, IM Trust and reports from the various companies

Strictly Private and Confidential 59

DRAFT—PRELIMINARY VERSION

Multinational Companies with Stock Market Presence in Chile and LatAm

IMTrust | CREDICORP capital

Multinational companies with presence in Latin America mainly have a geographic segmentation, with companies listed by country and América Móvil being the only holding company listed with subsidiaries in other LatAm countries



Companies - Description		Presence in LatAm	Stock Market Distribution
Santander	• Spanish bank with a presence in 23 countries in Europe and America • It has 117 million customers • Market capitalization of US$84,043 billion		• Santander-Chile (SSE) • Santander Brasil (BOVESPA) • Santander México (BMV) • Santander Río (BASE)
BBVA	• Spanish bank with a presence in 31 countries throughout the world • It has 51 million customers • Market capitalization of US$56,981 billion		• BBVA Chile (SSE) • BBVA Bancomer (BMV) • BBVA Colombia (BVC) • BBVA Continental (BVL) • BBVA Francés (BASE) • BBVA Provincial (CCSE)
Agbar	• Spanish company dedicated to the management of water and the environment with activities in 24 countries • Company not listed on the stock exchange		• Aguas Andinas (SSE) • Corporation only for its Chile operation
américa móvil	• Mexican telecommunications company with presence in 18 countries in America and 7 in Europe • Market capitalization of US$56,080 billion		• América Móvil (BMV) • Holding company in Mexico that has as subsidiaries the rest of the companies in LatAm
Telefónica	• Spanish telecommunications company with a presence in 21 countries in Europe and America • Market capitalization of US$64,726 billion		• Telefónica Chile (SSE) • Telefónica Brasil (BOVESPA) • Telefónica del Perú (BVL)

Source: Information from various companies and Capital IQ. Data as of October 21, 2015

Strictly Private and Confidential 60

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Difference in Valuation by Multiples Between ENI and EOC 2015E EV/EBITDA of Gx and Dx companies 2015E EBITDA proportional distribution ENI EOC 1 10.1x 58% 11% 12% 13% 34% 7% 22% 17% EOC has greater presence that ENI in markets that traded 8.4x (1) 6.2x 10.5x 9.1x 7.1x 6% with higher 20% multiples Gx Dx 52% 48% Gx Dx 95% 5% 6.0x 7.2x 2.9x 5.1x Gx Dx ENI Holding Company Discount (Millions of USD) EOC Holding Company Discount (Millions of USD) Takes into account the median of the selection made 2 ENI has a greater holding company discount than EOC 16,558 3,365 13,194 20% 11,809 1,236 10,573 10% Strictly Private and Confidential 61             USDCLP exchange rate assumed to be 682.4 Source: Enersis and Capital IQ. Data as of October 21, 2015 (1) Considering that there are no listed companies in Colombia devoted solely to distribution, the average of Chile and Peru’s multiples was considered for the valuation of distribution assets in Colombia. Valorización por múltiplos Descuento implícito Capitalización de mercado Valorización por múltiplos Descuento implícito Capitalización de mercado Valuation by multiples Implicit discount Valuation by multiples Implicit discount Market Capitalization

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Breakdown of the Value of ENI, EOC and Chilectra ENI EOC Chilectra According to the Valuation Methodology Used 1.6% 0.4% 0.8% 2 8% 1.0% 5.6% 9 6% 19.8% 8.4% 11.5% 8 1% 17.9% Total equity 14.1% 2.8% 10.5% 1.5% 4.9% 10.3% Total equity 13.1% 9.6% 4.9% 3.5% 4.2% Total equity 3.6% 80.2% 8.1% USD 16,558 mm 85.9% USD 11,809 mm 86.9% USD 4,115 mm ENI EOC Chilectra Valuation by market multiples Valuation according to market capitalization 48.5% 68.2% 72.2% Company Participation(2) Participation(2) Participation(2) Endesa Costanera 45.4% 75.7% 0.0% Coelce 64.9% 21.9% 6.6% Ampla Energía 92.0% 17.4% 36.6% Companies valued according to their market capitalization(1) Strictly Private and Confidential 62 Edegel 58.6% 62.5% 0.0% Edelnor 75.5% 0.0% 15.6%             (1) Empresa Eléctrica Pehuenche not was valued according to its market capitalization, given the low liquidity of said company (2) Considers direct and indirect participation

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION ENI: Evolution of the EBITDA and Growth Plan by Country EBITDA Variation and Volatility by Country In the last five years, the participation of Chile in the consolidated EBITDA has declined by ~10%, giving space mainly to Colombia and Peru, having a volatility in EBITDA greater than the rest of the countries together EBITDA Breakdown by Country (Millions of USD) 384 483 482 557 573 4,433 4,401 4,023 4,548 167 72—412 4,034 43 Chile Brasil Colombia Perú Argentina 22.7% 0.5% 1.3% 2 9% 2.4% 13.6% 2.4% % 5 9% 8 4% 15.6% 2.2% 2010 2011 2012 2013 2014 Brazil Peru Chile OOtthreorss Total Volatility 1,422 1,314 1 042 1,336 1,413 1.277 1,113 1,045 1,125 1,119 1.399 1,423 1,457 -22.6% -12.5% -33.8% -8.3% -2.9% -5.9% -8.4% 12.2% 5.3% 4.4% 9.9% 9.0% 40.7% EBITDA Breakdown by country, Years 2010 and 2014 Historical CAPEX Breakdown (Millions of USD) , 864 1,042 917 2010 2011 2012 2013 2014 3 8% Chile Brasil Colombia Perú Argentina Chile Otros Brasil Colombia Perú Argentina CAC (%) Chile 4.8% Otros 12 7% Brazil Peru Chile OOttrhoesrs Others Brazil Peru Year 2010 Year 2014 32.1% 25.4% 8.7% 3.8% 22.7% 14.2% 1.1% 12.7% 1,092 1,195 1,306 1,564 302 258 259 347 2011 2012 2013 2014 Strictly Private and Confidential 63             Source: Presentations of Enersis results, briefs and projections 22% 78% 18% 82% 17% 83% 18% 30.1% 82% 25.9% 36.1%

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Discount rates used by business and country Américas Américas Américas Gx Dx Gx Tx Dx Gx Tx Dx Gx Dx Gx Tx Dx ENI EOC Chilectra Beta desapalancado (1) 0.57 0.57 0.49 0.44 0.40 0.57 0.78 0.57 0.57 0.57 0.57 0.78 0.57 0.53 0.54 0.51 0.54 ENI Colombia BBrraazsiill Chile PPeerruú Argentina Americas Americas Americas Unleveraged beta (1) quity Rate D/E 39.8% 31.2% 29.5% 56.3% 63.8% 39.8% 86.4% 31.2% 57.0% 31.2% 39.8% 86.4% 31.2% 41.5% 42.6% 41.9% 39.7% Beta patrimonio 0.72 0.68 0.58 0.61 0.57 0.74 1.27 0.70 0.81 0.70 0.72 1.22 0.68 0.67 0.69 0.65 0.69 Tasa de libre de riesgo (UST 20 años) 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Premio por riesgo país 2.3% 2.3% 4.6% 4.6% 4.6% 2.3% 2.3% 2.3% 2.9% 2.9% 5.8% 5.8% 5.8% 3.6% 3.6% 4.1% 3.1% Tasa libre de riesgo 4.9% 4.9% 7.1% 7.1% 7.1% 4.8% 4.8% 4.8% 5.4% 5.4% 8.3% 8.3% 8.3% 6.1% 6.1% 6.7% 5.7% D/E Equity beta Risk-free rate (UST 20 years) Reward for country risk Risk-free rate Eq E/(D+E) 71.5% 76.2% 77.2% 64.0% 61.0% 71.5% 53.7% 76.2% 63.7% 76.2% 71.5% 53.7% 76.2% 70.7% 70.1% 70.5% 71.6% Premio por riesgo 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% Re 9.2% 9.0% 10.6% 10.8% 10.5% 9.2% 12.4% 9.0% 10.3% 9.6% 12.6% 15.6% 12.4% 10.2% 10.3% 10.6% 9.8% d i t (2) 34 0% 34 0% 34 0% 34 0% 34 0% 27 0% 27 0% 27 0% 26 0% 26 0% 35 0% 35 0% 35 0% 32 0% 31 7% 33 0% 30 3% Risk E/(D + E) Reward for risk Re T t (2) Rate of Debt Tasa de impuestos 34.0% 34.0% 34.0% 34.0% 34.0% 27.0% 27.0% 27.0% 26.0% 26.0% 35.0% 35.0% 35.0% 32.0% 31.7% 33.0% 30.3% D/E 39.8% 31.2% 29.5% 56.3% 63.8% 39.8% 86.4% 31.2% 57.0% 31.2% 39.8% 86.4% 31.2% 41.5% 42.6% 41.9% 39.7% D/(D+E) 28.5% 23.8% 22.8% 36.0% 39.0% 28.5% 46.3% 23.8% 36.3% 23.8% 28.5% 46.3% 23.8% 29.3% 29.9% 29.5% 28.4% Rd 6.0% 6.0% 9.5% 9.5% 9.5% 4.8% 4.8% 4.8% 5.5% 5.5% 14.5% 14.5% 14.5% 8.0% 8.0% 9.3% 6.8% Tax rate WACC (USD) 7.7% 7.8% 9.7% 9.2% 8.9% 7.6% 8.3% 7.7% 8.0% 8.3% 11.7% 12.7% 11.7% 8.8% 8.8% 9.3% 8.4% Strictly Private and Confidential 64             Source: Bloomberg, Capital IQ and IM Trust. DX: distribution; GX: generation; TX: transmission For ENI Américas, EOC Américas, Chilectra Américas and ENI a proportional discount rate was determined according to the 2015 proportional EBITDA breakdown of their respective assets (1) Corresponds to the return of the last five years with regards to the stock index of each market (Bloomberg) (2) Corporate tax rate in perpetuity. Source: the Company

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Deviation Between the Reported and Market- Estimated Results(1) During the last 5 years, ENI and EOC have shown a deviation between reported and online-market-estimated results, and in some cases lower, with respect to the deviation of other power companies in Chile ENI: Deviation Between Reported and Analyst-Estimated Results EOC: Deviation Between Reported and Analyst-Estimated Results 60% Q1 2010 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015 % Desv. EBITDA % Desv. Utilidad % 60% Q1 2010 Q1 2011 Q1 2012 Q1 2013 Q1 2014 Q1 2015 % Dev. EBITDA Dev. Earnings %% DDeevs. vE. BEITBDITADA % %D eDsevv. UEtailrindiandgs 10% -10% -60% -30% 0% 30% 10% -10% -60% -30% 0% 30% % Volatility 18% 6% 7% 622% 18% 11% 16% 12% 33% 210% 289% 15% EBITDA Deviation and Volatility by Company(2) Earnings Deviation and Volatility by Company(2) Volatility 22 1% 83.8% 7.5% 5.8% 8.7% 22.1% 6.6% 1.4% 12.7% 17.5% 26.1% 41.7% 8.0% Strictly Private and Confidential 65             (1) The deviations that are displayed are calculated as the ratio between the reported result and the result estimated by analysts each quarter (2) The graph shows the median quarterly deviations in absolute terms since 2010 for each company Source: Bloomberg ENI EOC AES Gener Colbún E.CL Aguas Andinas ENI EOC AES Gener Colbún E.CL Aguas Andinas

DRAFT—PRELIMINARY VERSION Imtrust credicorpcapital bcp capital corrival im trust Tax Impact of the Reorganization for EOC Shareholders Tax effect for EOC shareholders(1) (millions of US$) Net present value (NPV) of the tax effect (Millions of USD) The present net value of the tax impacts on EOC shareholders would be in a range of US$(-124 million) and 8 million Scenario with tax ti ENI Americas WACC USD + 8.77% (2) -314 75 20 96 7 6 4 Eficiencia tributaria por Reorganización en ENI Américas Impactos por división en EOC 71 (3) Tax efficiency for reorganization in ENI Américas (2) Impacts for division in Chilectra (3) accounting in pesos for ENI Américas -314 2016 2017 2018 2019 2020 -195 -124 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto Present value flows Present value perpetuity Net present value Scenario with tax accounting ENI Americas WACC USD + 8.77% (2) 75 20 96 23 19 22 Eficiencia tributaria por Reorganización en ENI Américas 8 170 Tax efficiency for reorganization in ENI Américas (2) in foreign currency for ENI Américas -314 -314 2016 2017 2018 2019 2020 Impactos por división en EOC -162 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto (3) Net present value Present value perpetuity Present value flows Impacts for division in EOC (3) Strictly Private and Confidential 66             Source: Enersis (1) Calculations based on estimates provided by the Company. The effects correspond to the tax impacts proportional to EOC shareholder participation in vehicles where said effects would be generated (2) Net impact of badwill due to absorption of Chilectra Américas (3) For the estimation of tax costs by division in Peru and Argentina, the equity value of the respective companies in Peru and Argentina was used, according to valuations estimated in this report

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Tax Impact of the Reorganization on Chilectra Shareholders Tax effect for EOC shareholders(1) (Millions of USD) Net present value (NPV) of the tax effect (Millions of USD) The present net value of the tax impacts on Chilectra shareholders would be between US$(-6 million) and 30 million Scenario with tax ti ENI Americas WACC USD + 8.77% (2) 12 6 17 2 2 1 Eficiencia tributaria por Reorganización en ENI Américas 20 Tax efficiency due to Reorg. In ENI Américas(2) accounting in pesos for ENI Américas -48 -48 2016 2017 2018 2019 2020 Impactos por división en Chilectra -26 -6 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto (3) Impacts due to division in Chilectra(3) Present value—flows Present value—perpetuity Net present value Scenario with tax accounting ENI Americas WACC USD + 8.77% (2) 48 12 6 17 6 5 6 Eficiencia tributaria por Reorganización en ENI Américas 30 47 Tax efficiency due to Reorg. In ENI Américas(2) in foreign currency for ENI Américas —48 2016 2017 2018 2019 2020 Impactos por división en Chilectra -17 Valor presente flujos 2016-2020 Valor presente perpetuidad Valor presente neto (3) Impacts due to division in Chilectra(3) Present value—flows Present value—perpetuity Net present value Strictly Private and Confidential 67             Source: Enersis (1) Calculations based on estimates provided by the Company. The effects correspond to the tax impacts proportional to Chilectra shareholder participation in vehicles where said effects would be generated (2) Net impact of badwill due to absorption of Chilectra Américas (3) For the estimation of tax costs by division in Peru and Argentina, the equity value of the respective companies in Peru and Argentina was used, according to valuations estimated in this report

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Trading Multiples of Companies in the Electric Power Sector (1/4) Market Cap Entreprise Value USD mm USD mm UDM 2015E 2016E UDM 2015E 2016E UDM 2015E 2016E Generación Compañía País EV / EBITDA EV / Ventas P / U Company Country B / L EV/Sales P/E Generation Endesa Costanera SA Argentina 131 193 4.3 x NA NA 1.5 x NA NA 1.4 x NA NA 2.2 x Capex S.A. Argentina 151 358 4.3 x NA NA 2.5 x NA NA 113.8 x NA NA 1.4 x YPF Argentina 10,058 15,861 3.4 x 3.3 x 3.3 x 1.0 x 1.0 x 0.8 x 10.3 x 11.6 x 8.4 x 1.2 x Petrobras Argentina Argentina 1,460 1,660 4.1 x 2.5 x 1.9 x 0.7 x 0.7 x 0.6 x 18.2 x 6.6 x 5.8 x 1.1 x Promedio 4.0x 2.9x 2.6x 1.4x 0.8x 0.7x 35.9x 9.1x 7.1x 1.4x Mediana 4.2x 2.9x 2.6x 1.2x 0.8x 0.7x 14.2x 9.1x 7.1x 1.3x Argentina AES Tietê Brazil 1,397 1,729 12.3 x 5.1 x 6.2 x 2.2 x 2.6 x 4.0 x 34.2 x 8.0 x 10.2 x 3.5 x CESP—Companhia Energética de São Paulo Brazil 1,357 1,362 2.0 x 4.1 x 8.0 x 1.5 x 2.4 x 4.3 x NA 6.6 x 13.5 x 0.7 x Tractebel Energia Brazil 5,587 6,229 7.6 x 9.6 x 6.8 x 3.7 x 3.8 x 3.7 x 14.0 x 19.7 x 12.1 x 3.6 x Promedio 7.3x 6.3x 7.0x 2.5x 2.9x 4.0x 24.1x 11.4x 12.0x 2.6x Mediana 7.6x 5.1x 6.8x 2.2x 2.6x 4.0x 24.1x 8.0x 12.1x 3.5x Brasil Endesa Chile Chile 10,344 14,335 8.8 x 9.5 x 8.2 x 3.9 x 4.3 x 4.2 x 21,3 x 17.6 x 13.2 x 2.7 x AES Gener Chile 4,097 7,285 11.1 x 11.7 x 10.9 x 3.6 x 3.5 x 3.4 x 23.9 x 19.3 x 18.1 x 1.8 x Colbún Chile 4,792 5,604 15.4 x 10.6 x 9.3 x 4.5 x 4.3 x 4.1 x NA 21.4 x 16.8 x 1.4 x E-CL Chile 1,521 2,067 7.1 x 6.7 x 6.5 x 1.9 x 1.9 x 1.8 x 18.2 x 16.7 x 21.2 x 0.9 x Promedio 10.6x 9.7x 8.7x 3.5x 3.5x 3.4x 21.2x 18.7x 17.4x 1.7x Mediana 9.9x 10.1x 8.8x 3.7x 3.9x 3.8x 21.3x 18.4x 17.5x 1.6x Chile Col. Isagen Colombia 2,729 3,857 11.0 x 9.1 x 9.6 x 4.6 x 4.4 x 4.3 x NA 17.6 x 19.2 x 2.4 x Promedio 11.0x 9.1x 9.6x 4.6x 4.4x 4.3x NA 17.6x 19.2x 2.4x Mediana 11.0x 9.1x 9.6x 4.6x 4.4x 4.3x NA 17.6x 19.2x 2.4x Edegel Peru 1,978 2,204 7.7 x NA NA 4.2 x NA NA 12.1 x 12.3 x NA 2.5 x EnerSur Peru 1,361 2,191 7.2 x 7.1 x 6.3 x 3.4 x 3.4 x 3.0 x 7.1 x 10.0 x 9.2 x 1.7 x Per. Strictly Private and Confidential 68             Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015 Promedio 7.5x 7.1x 6.3x 3.8x 3.4x 3.0x 9.6x 11.2x 9.2x 2.1x

Mediana 7.5x 7.1x 6.3x 3.8x 3.4x 3.0x 9.6x 11.2x 9.2x 2.1x

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Trading Multiples of Companies in the Electric Power Sector (2/4) (1) Market Cap Entreprise Value USD mm USD mm UDM 2015E 2016E UDM 2015E 2016E UDM 2015E 2016E Distribución EV / Ventas Compañía P / U País B / L Company Country EV / EBITDA EV/Sales P/E Distribution Arg. Edenor Argentina 825 973 6.4 x 6.0 x 5.7 x 2.5 x 2.7 x 1.2 x 11.7 x 10.3 x 7.1 x 7.0 x Promedio 6.4x 6.0x 5.7x 2.5x 2.7x 1.2x 11.7x 10.3x 7.1x 7.0x Mediana 6.4x 6.0x 5.7x 2.5x 2.7x 1.2x 11.7x 10.3x 7.1x 7.0x Ampla Brazil 943 1,512 7.2 x NA NA 1.2 x NA NA 15.6 x NA NA 1.4 x Companhia Energética do Ceará—Coelce Brazil 755 1,046 4.4 x NA NA 1.0 x NA NA 7.8 x NA NA 1.5 x sil Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Brazil 430 971 2.5 x 4.9 x 4.4 x 0.3 x 0.4 x 0.4 x 3.4 x 7.8 x 6.2 x 0.6 x Equatorial Energia S.A. Brazil 1,754 2,317 5.7 x 10.9 x 9.1 x 1.2 x 1.8 x 1.6 x 4.8 x 22.0 x 11.8 x 2.0 x Light SA Brazil 655 2,487 5.3 x 7.2 x 5.6 x 0.9 x 0.9 x 1.0 x 4.8 x 7.5 x 6.6 x 0.7 x Promedio 5.0x 7.7x 6.4x 0.9x 1.0x 1.0x 7.3x 12.4x 8.2x 1.3x Mediana 5.3x 7.2x 5.6x 1.0x 0.9x 1.0x 4.8x 7.8x 6.6x 1.4x Chilectra S.A. Chile 3,216 3,162 9.1 x NA NA 1.8 x NA NA 11.9 x NA NA 1.7 x . Bras , , Aguas Andinas S.A. Chile 3,167 4,341 10.8 x 11.0 x 10.6 x 6.5 x 6.7 x 6.5 x 17.4 x 17.1 x 16.2 x 3.6 x Promedio 9.9x 11.0x 10.6x 4.2x 6.7x 6.5x 14.6x 17.1x 16.2x 2.7x Mediana 9.9x 11.0x 10.6x 4.2x 6.7x 6.5x 14.6x 17.1x 16.2x 2.7x Col. Promigas S.A. E.S.P. Colombia 1,948 2,800 15.0 x NA NA 4.2 x NA NA 16.2 x NA NA 2.4 x Promedio 15.0x NA NA 4.2x NA NA 16.2x NA NA 2.4x Ch Empresa De Distribucion Electrica De Lima Norte S.a.a. Mediana 15.0x NA NA 4.2x NA NA 16.2x NA NA 2.4x Luz del Sur S.A.A. Peru 1,428 1,873 9.1 x NA NA 2.2 x NA NA 10.6 x NA NA 2.5 x Peru 920 1,305 6.9 x 6.2 x 5,9 x 1.7 x 1.6 x 1.6 x 10.1 x 9.1 x 8.6 x 2.2 x Promedio 8.0x 6.2x 5,9x 2.0x 1.6x 1.6x 10.4x 9.1x 8.6x 2.4x Mediana 8.0x 6,2x 5.9x 2.0x 1.6x 1.6x 10.4x 9.1x 8.6x 2.4x Per. Strictly Private and Confidential 69             Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015 (1) Considering that there are no listed companies in Colombia devoted solely to distribution, Peru’s multiples were considered or the valuation of distribution assets in Colombia.

IMTRUST CREDICORPCAPITAL BCP CAPITAL CORRIVAL IM TRUST DRAFT—PRELIMINARY VERSION Trading Multiples of Companies in the Electric Power Sector (3/4) Market Cap Entreprise Value USD mm USD mm UDM 2015E 2016E UDM 2015E 2016E UDM 2015E 2016E Transmisión Compañía País B / L Company Country EV / EBITDA EVE/VS /a Vleenstas PP/ E/ U Transmissionion Arg. Compania de Transporte de Energia Electrica eAnr gAeltnat inTaension Transener 247 330 8.7 x 5.1 x 4.4 x 1.9 x 2.0 x 1.6 x 8.8 x 22.0 x 17.3 x 3.2 x Promedio 8.7x 5.1x 4.4x 1.9x 2.0x 1.6x 8.8x 22.0x 17.3x 3.2x Mediana 8.7x 5.1x 4.4x 1.9x 2.0x 1.6x 8.8x 22,0x 17.3x 3.2x CTEEP—Companhia de Transmissão de EnergBiara Ezliél trica Paulista 1,601 1,797 14.5 x 17.9 x 13.0 x 6.0 x 7.5 x 5.1 x 17.7 x 17.6 x 11.4 x 1.2 x Transmissora Aliança de Energia Elétrica S.A. Brazil 1,709 2,538 5.6 x 7.8 x 8.2 x 5.9 x 6.9 x 7.1 x 5.8 x 7.2 x 7.7 x 1.5 x Alupar S A Brazil 780 2 097 7 2 7 9 6 7 5 5 5 8 5 3 9 2 13 9 10 0 1 2 Bra. Investimento S.A. 2,097 7.2 x 7.9 x 6.7 x 5.5 x 5.8 x 5.3 x 9.2 x 13.9 x 10.0 x 1.2 x Promedio 9.1x 11.2x 9.3x 5.8x 6.7x 5.8x 10.9x 12.9x 9.7x 1.3x Mediana 7.2x 7.9x 8.2x 5.9x 6.9x 5.3x 9.2x 13.9x 10.0x 1.2x MILA Interconexión Eléctrica S.A. E.S.P. Colombia 2,507 6,476 8.1 x 8.1 x 8.7 x 4.5 x 4.5 x 4.7 x NA 12.8 x 9.3 x 1.1 x Promedio 8.1x 8.1x 8.7x 4.5x 4.5x 4.7x NA 12.8x 9.3x 1.1x Mediana 8.1x 8.1x 8.7x 4.5x 4.5x 4.7x NA 12.8x 9.3x 1.1x Transporte de gas Ecopetrol SA Colombia 19,018 31,982 5.2 x 5.2 x 4.4 x 1.6 x 1.7 x 1.5 x NA 15.3 x 9.7 x 1.2 x Petróleo Brasileiro S.A.—Petrobras Brazil 29,870 112,390 5.7 x 5.4 x 5.1 x 1.4 x 1.3 x 1.2 x NA 9.8 x 6.0 x 0.4 x Companhia de Gás de São Paulo—COMGÁS Brazil 1,286 1,807 5.2 x 4.8 x 4.4 x 1.1 x 1.0 x 1.0 x 8.9 x 11.1 x 8.1 x 1.7 x Promedio 5 4x 5 1x 4 6x 1 3x 1 3x 1 2x 8 9x 12 1x 7 9x 1 1x Tx Gas Gas transportation 5.4x 5.1x 4.6x 1.3x 1.3x 1.2x 8.9x 12.1x 7.9x 1.1x Mediana 5.2x 5.2x 4.4x 1.4x 1.3x 1.2x 8.9x 11.1x 8.1x 1.2x Strictly Private and Confidential 70             Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Trading Multiples of Companies in the Electric Power Sector (4/4) Market Cap Entreprise Value USD mm USD mm UDM 2015E 2016E UDM 2015E 2016E UDM 2015E 2016E Integrados País EV / EBITDA EV / Ventas P / U Compañía B / L Company Country EV/Sales P/E Integrated Pampa Energia Argentina 1,355 1,875 5.6 x 6.6 x 4.3 x 2.6 x 3.1 x 2.3 x 8.7 x 14.7 x 13.5 x 3.3 x Enersis Chile 13,060 19,444 5.9 x 6.3 x 5.7 x 1.8 x 1.9 x 1.9 x 12.6 x 11.9 x 10.6 x 1.5 x CPFL Brazil 3,855 8,289 8.4 x 9.8 x 8.3 x 1.6 x 1.8 x 1.7 x 17.2 x 17.4 x 13.4 x 2.1 x EDP (Brasil) Brazil 1,384 3,048 6.7 x 6.0 x 6.0 x 1.3 x 1.2 x 1.1 x 4.2 x 11.9 x 10.6 x 1.0 x Eletrobras Brazil 3,358 12,992 18.3 x 36.4 x 27.7 x 1.5 x 1.6 x 1.9 x NA NA 12.4 x 0.2 x CEMIG Brazil 2,387 5,365 3.9 x 4.6 x 6.2 x 1.0 x 1.1 x 1.2 x 3.0 x 3.8 x 6.5 x 0.7 x LatAm COPEL Brazil 1,915 3,460 5.2 x 6.6 x 5.0 x 0.9 x 0.9 x 0.9 x 7.8 x 7.2 x 5.4 x 0.5 x EEB Colombia 5,269 7,544 22.3 x 9.2 x 10.7 x 8.6 x 5.0 x 7.4 x 18.8 x 21.0 x 11.1 x 1.7 x Celsia Colombia 797 2,353 10.3 x 7.9 x 7.2 x 2.5 x 2.1 x 2.2 x NA 54.0 x 13.5 x 0.7 x Promedio 9.6x 10.4x 9.0x 2.4x 2.1x 2.3x 10.4x 17.8x 10.8x 1.3x Mediana 6.7x 6.6x 6.2x 1.6x 1.8x 1.9x 8.7x 13.3x 11.1x 1.0x Strictly Private and Confidential 71             Source: Capital IQ, financial statements of the companies and IM Trust. Data as of October 21, 2015

DRAFT—PRELIMINARY VERSION

Selection characteristics of the main stock market indexes that ENI and EOC are listed on

IMTrust | CREDICORP capital

Exchange / Provider	Indexes	Key characteristics
Bolsa Comercio Santiago	IPSA	Shares listed on the BCS with stock market capitalization greater than US$200 million Free float greater than 5% Forty corporations with greatest MTPA have been chosen(1)
Bolsa Comercio Santiago	IGPA	Shares listed on the BCS, whose annual transacted amounts are greater than UF 10,000 Free float greater than 5%
Bolsa Comercio Santiago	INTER - 10	Shares that while belonging to IPSA, traded ADRs Ten shares with greatest MTPA have been chosen(1)
Bolsa Comercio Santiago	IGPA - LARGE	IGPA shares with stock market presence greater than 25% Corporations that classify are those which together add up to a cumulative market capitalization of 70% of the equity portfolio
Bolsa Comercio Santiago	Utilities	Stock market presence greater than 25% Free float greater than 5% 50% or more of their assets are related to the utilities sector
Bolsa Electrónica de Chile	Chile-65	Sixty-five most representative shares according to their free float adjusted market capitalization Frequency greater than 25% for the last 180 business days Shares of companies that are control vehicles of other companies are not considered
S&P Dow Jones Indices	Latin America 40	Blue Chip Companies Float-adjusted turnover greater than 30%
MSCI	Emerging Markets Emerging Markets IMI Emerging Markets Value (IMI) Emerging Markets Large Cap Emerging Markets Latin America Chile (IMI) Emerging Markets Utilities	ATVR(2) to 12 months greater than 10% ATVR to 3 months greater than 5% Trading greater than 70% (frequency) FIF(3) or Free Float greater than 15%
FTSE	FTSE RAFI Emerging (QSR)	350 companies with greatest RAFI(4)

(1) Annual weighted traded amount; (2) Annual Traded Value Ratio; (3) Foreign Inclusion Factor; (4) RAFI: Research Affiliates Fundamental Index (sales, cash flow, dividends, book value)
Source: FTSE, MSCI, BCS, Electronic Stock Exchange, ETFDB, Bloomberg

Strictly Private and Confidential 72

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION View of EOC and Gx companies in Chile EBITDA UDM Growth (CAC %) Dividend yield In the context of a EOC revaluation event to Colbún and AES Gener levels, it is important to point out certain differences that could impact their valuations by multiples, including the rate of growth of the EBITDA and relative plans of expansion between companies y 4% 6% 8% Endesa Chile Colbún AES Gener E.CL 63.4% 45.8% 36.5% Endesa Chile Colbún AES Gener E.CL Investment Plan 0% 2% 2011 2012 2013 2014 0.6% 9.3% 14.4% 11.4% 22.3% 18.2% n.d. 6.4% 25.3% 5 y5e aañrsos 3 y3e aañrsos 1 y1e aarño Leverage(1) (Jun. ‘15) 148.0% Company Current MW MW in projects % growth MW Developing countries Endesa Chile 15,722 550 3.5% 80.9% 55.2% 43.5% Colbún 3,278 554 16.9% AES Gener 5,057 1,256 24.8% E.CL 2,108 381 18.1% Strictly Private and Confidential 73             (1) The leverage is calculated as the ratio between financial debt and the controlling equity as of June 30, 2015 Source: Financial statements and presentations by the companies, the Santiago Stock Exchange and IM Trust Endesa Chile Colbún AES Gener E.CL

DRAFT—PRELIMINARY VERSION

Structure of the Reorganization

IMTrust | CREDICORP capital

I Division of Enersis, Endesa Chile and Chilectra


Enel SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
2
60.6%
60.6%
Enersis Chile
Enersis Américas
99.1%
60.0%
1
99.1%
60.0%
Chilectra Chile
Endesa Chile
Chilectra Américas
Endesa Américas:

1. Division of assets outside Chile of Chilectra and Endesa Chile into new corporations called Chilectra Américas and Endesa Américas, respectively
2. Division of Enersis' Chilean assets into a new corporation to be called Enersis Chile

☐ New corporations originated by the Reorganization

II Merger of Endesa Américas and Chilectra Américas into Enersis Américas


Enel SpA
100.0%
Enel Iberoamérica
Enel Latinoamérica
60.6%
> 50.0%
Enersis Chile
Enersis Américas
Chilectra Américas
Endesa Américas:
Merger by absorption
99.1%
60.0%
Chilectra Chile
Endesa Chile

- Merger by absorption by Enersis Américas of corporations Chilectra Américas and Endesa Américas
- The estimated exchange relations for the merger shall be defined at the respective boards of shareholders that approve the Reorganization

Strictly Private and Confidential 74

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Current Shareholder Structure of Enersis 60% 99% Latinoamérica exChile Chile 51% 51% 0,01% 60% 40% 4% 22% 22% 45% — 58% 11% 11%—15% — 51% 45% 0,01% 39% 22% 4% 22% 10% 39% — 58% Celta Gas Dock Sud Ampla Yacilec Fortaleza Edelnor Cachoeira CIEN El Costanera Codensa 11% 36%—9% — 30% 38% 22% 16% 46%—13% 0,3% 16% — 56% 22% 34%—4% — 21% 2% Atacama Pehuenche Coelce Edesur Emgesa Dourada Chocón Cundinamarca EEPSA 37% 29% — 55% 0.01% 27% 31% — Transquillota Central Hidroeléctrica de Aysen Edegel Cemsa Strictly Private and Confidential (1) Direct and indirect participation Symbols 75 Generación Distribución Transmisión Comercialización Filial Operativa Propiedad(1) ENI Propiedad(1) EOC Chile Propiedad(1) Chilectra y ENI Ownership(1) Chilectra Ownership(1) EOC Chile Ownership(1) Operational subsidiary Generation Transmission Distribution Marketing

Imtrust credicorpcapital bcp capital corrival im trust DRAFT—PRELIMINARY VERSION Santiago Office Avenida Apoquindo 3721, Piso 9 Las Condes 7550177 Chile +56 (2) 2450 1600